UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Brunswick Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 25, 2009

Dear Brunswick Shareholder:

The Annual Meeting of Shareholders of Brunswick Corporation will be held on Wednesday, May 6, 2009, at 1:00 p.m. CDT at Brunswick’s corporate offices, 1 N. Field Court, Lake Forest, Illinois.

We will begin mailing a notice to our shareholders on or about March 25, 2009, containing instructions on how to access our 2009 Proxy Statement and our 2008 Annual Report on Form 10-K online, as well as instructions on how to receive paper copies of these documents for shareholders who so elect.

Whether or not you plan to attend the meeting, we urge you to vote either by telephone, on the Internet or by signing and returning a proxy card. Please vote as soon as possible so that your shares will be represented.

Thank you for your continued support of Brunswick.

Sincerely,

Dustan E. McCoy

Chairman and Chief Executive Officer

Brunswick Corporation 1 N. Field Court Lake Forest, IL 60045-4811

Telephone 847.735.4700

Notice of Annual Meeting

March 25, 2009

Dear Brunswick Shareholder:

The Annual Meeting of Shareholders of Brunswick Corporation will be held at Brunswick’s corporate offices, 1 N. Field Court, Lake Forest, Illinois, on Wednesday, May 6, 2009, at 1:00 p.m. CDT for the following purposes:

(1)	To elect as directors the three (3) nominees named in the attached proxy statement;

(2)	To approve certain amendments to the Brunswick Corporation 2003 Stock Incentive Plan;

(3)	To ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

(4)	To consider other business that may properly come before the meeting.

By order of the Board of Directors,

Lloyd C. Chatfield II

Secretary

Brunswick Corporation 1 N. Field Court Lake Forest, IL 60045-4811

Telephone 847.735.4700

Proxy Statement

The Board of Directors of Brunswick Corporation (“Brunswick” or the “Company”) is soliciting proxies from Brunswick’s shareholders for the annual meeting to be held at Brunswick’s corporate offices, 1 N. Field Court, Lake Forest, Illinois, on Wednesday, May 6, 2009, at 1:00 p.m. CDT (the “Annual Meeting”). As required by rules adopted by the Securities and Exchange Commission (the “SEC”), Brunswick is making this Proxy Statement and its Annual Report on Form 10-K available to its shareholders electronically via the Internet. In addition, Brunswick is using the SEC’s Notice and Access Rules to provide shareholders with more options for receipt of these materials. Accordingly, on or about March 25, 2009, Brunswick will be mailing a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting (the “Notice”) to its shareholders containing instructions on how to access this Proxy Statement and Brunswick’s Annual Report on the Internet, how to vote online or by telephone, and how to receive paper copies of the documents and a proxy card.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon matters described in the Notice, including the election as directors of the three (3) nominees named in this proxy statement, the approval of certain amendments to the Brunswick Corporation 2003 Stock Incentive Plan, and the ratification of the Audit Committee’s selection of Ernst & Young LLP as Brunswick’s independent registered public accounting firm.

Who may vote at the Annual Meeting?

Only holders of one or more of the 88,163,819 shares of Brunswick Common Stock issued and outstanding as of the close of business on March 9, 2009 (the “Record Date”) will be entitled to vote at the meeting. Each holder as of the Record Date is entitled to one vote for each share of Brunswick Common Stock held.

Who can attend the meeting?

Only shareholders who owned Brunswick Common Stock as of the Record Date, or their duly appointed proxies, will be entitled to attend the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you will not be admitted to the Annual Meeting unless you bring a copy of a statement (such as a brokerage statement) from your nominee reflecting your stock ownership as of the Record Date.

How do I vote?

If you are a shareholder of record as of the Record Date, you can vote (i) by attending the Annual Meeting, (ii) by following the instructions on your Notice for voting by telephone or on the Internet at www.proxyvote.com or (iii) by signing, dating and mailing in a proxy card. The deadline for voting by telephone or on the Internet is 5:00 p.m. EDT on May 5, 2009. You may vote your shares for all, some or none of the nominees for director, for or against the approval of certain amendments to the Brunswick Corporation 2003 Stock Incentive Plan, and for or against ratification of the Audit Committee’s selection of Ernst & Young LLP as Brunswick’s independent registered public accounting firm.

If you hold your shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the meeting, including by voting on the Internet or by telephone (only your latest Internet or telephone proxy timely submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

How do I vote my shares in Brunswick Employee Stock Plans?

If you are a participant in the Brunswick Retirement Savings Plan or the Brunswick Rewards Plan, you will not be able to vote the shares that you hold in those plans by voting in person at the Annual Meeting. Instead, you may instruct the trustee for the plan or plans in which you participate how to cast the votes related to your plan shares. You may give instructions to the plan trustee for the plan or plans by telephone, on the Internet or by mail. To vote by telephone or on the Internet, please follow the instructions on the Notice. To vote by mail, complete, sign and date a proxy card and return it in the provided prepaid envelope. Your vote must be received by 5:00 p.m. EDT on May 1, 2009. The trustee will vote your shares as you indicate. The trustee will vote allocated shares for which proxies are not received in the same proportion as it votes allocated shares for which it receives instructions.

Who will count the votes?

Brunswick’s tabulator, Broadridge Financial Solutions, Inc. (“Broadridge”), will count the votes. Representatives of Brunswick’s Shareholder Services Department will act as inspectors of election.

How will my shares be voted if I sign, date and return a proxy card?

If you sign, date and return a proxy card and indicate how you would like your shares voted, your shares will be voted as you have instructed. If you sign, date and return a proxy card but do not indicate how you would like your shares voted, your proxy will be voted for the election of the three (3) director nominees, for the approval of amendments to the Brunswick Corporation 2003 Stock Incentive Plan and for the ratification of the Audit Committee’s selection of Ernst & Young LLP as Brunswick’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2009.

What are the Board’s recommendations?

The Board recommends a vote for the election of the three (3) director nominees named in this proxy statement and for the approval of the amendments to the Brunswick Corporation 2003 Stock Incentive Plan. The Board and the Audit Committee recommend the ratification of the Audit Committee’s selection of Ernst & Young LLP as Brunswick’s independent registered public accounting firm for the fiscal year ending December 31, 2009. With respect to any other matter that is properly brought before the meeting, the proxy holders will vote the proxies held by them in accordance with their best judgment.

What vote is required to approve each matter to be considered at the Annual Meeting?

Election of Directors.  Directors will be elected by a plurality of the votes cast at the Annual Meeting on the election of directors. This means that the three (3) nominees receiving the most votes “For” election at the Annual Meeting will be elected to the Board of Directors. Because directors are elected by a plurality, abstentions will not affect the outcome. If any one or more of the three (3) director nominees is unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for the alternate individual or individuals whom the Board designates.

Amendments to the Brunswick Corporation 2003 Stock Incentive Plan.  The affirmative vote of the holders of a majority of the shares voted on this proposal will be required for the approval of the proposed amendments to the Brunswick Corporation 2003 Stock Incentive Plan. Because the vote to approve the amendments to the Brunswick Corporation 2003 Stock Incentive Plan requires a majority of the shares voted at the meeting, abstentions and shares that are held by brokers who are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions (“broker non-votes”) are not counted as having been voted.

Ratification of Independent Registered Public Accounting Firm.  The affirmative vote of the holders of a majority of the shares represented, in person or by proxy and entitled to vote, will be required for the ratification of the Audit Committee’s selection of Ernst & Young LLP as Brunswick’s independent registered public accounting firm. Because the vote to ratify the independent registered public accounting firm requires a majority of the shares represented and entitled to vote at the meeting, abstentions will have the same effect as votes against ratification.

What constitutes a quorum?

The Annual Meeting will be held only if a quorum is present. A quorum will be present if a majority of the 88,163,819 shares of Brunswick Common Stock issued and outstanding on the Record Date are represented, in person or by proxy, at the Annual Meeting. Shares represented by properly completed ballots either marked “abstain” or “withhold authority to vote,” or returned without voting instructions, are counted as present for the purpose of determining whether a quorum is present. In addition, broker non-votes will be counted as present for quorum purposes.

How will broker non-votes be treated?

Brunswick will treat broker non-votes as present to determine whether or not there is a quorum at the Annual Meeting, but they will not be treated as entitled to vote on the proposals, if any, for which the broker indicates it does not have discretionary authority. This means that broker non-votes will not have any effect on whether a proposal passes.

Will my vote be kept confidential?

Yes. As a matter of policy, shareholder proxies, ballots and tabulations that identify individual shareholders are kept secret and are available only to Brunswick’s tabulator and inspectors of election, who are required to acknowledge their obligation to keep your votes confidential.

Who pays to prepare, mail and solicit the proxies?

Brunswick pays all of the costs of preparing, mailing and soliciting proxies. Brunswick asks brokers, banks, voting trustees and other nominees and fiduciaries to forward notices and, when requested, proxy materials to the beneficial owners and to obtain authority to execute proxies. Brunswick will reimburse the brokers, banks, voting trustees and other nominees and fiduciaries upon request. In addition to solicitation by mail, telephone, facsimile, Internet or personal contact by its designated officers and employees, Brunswick has retained the services of Georgeson Inc. to solicit proxies for a fee of $9,900 plus expenses.

What if other matters come up during the meeting?

If any matters other than those referred to in the Notice properly come before the meeting, the individuals named in the accompanying form of proxy will vote the proxies held by them in accordance with their best judgment. Brunswick is not aware of any business other than the items referred to in the Notice that may be considered at the meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to rules adopted by the SEC, Brunswick is required to provide access to its proxy materials over the Internet and elected to use the SEC’s Notice and Access Rules for soliciting proxies. Accordingly, Brunswick sent a Notice to all of its shareholders as of the Record Date. All shareholders may access Brunswick’s proxy materials on the Web site referred to in the Notice. Shareholders may also request to receive a printed set of the proxy materials. Instructions on how to access Brunswick’s proxy materials over the Internet or to request a printed copy can be found on the Notice. In addition, by following the instructions in the Notice, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save Brunswick the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Multiple individuals residing in my home are beneficial owners of shares of Brunswick Common Stock. Why did we receive only one mailing?

Brunswick is sending only one envelope with multiple Notices to you if you share a single address with another shareholder, unless we received instructions to the contrary from you. This practice, known as “householding,” is designed to eliminate duplicate mailings, conserve natural resources and reduce Brunswick’s printing and mailing costs. If you wish to receive duplicate mailings in the future, you may contact Brunswick Shareholder Services by telephone at 847-735-4294, by mail at 1 N. Field Court, Lake Forest, IL 60045, or by e-mail at services@brunswick.com. If you currently receive multiple envelopes, you can request householding by contacting Brunswick Shareholder Services. If you own your shares through a broker, bank or other holder of record, you can request householding by contacting the holder of record.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

At the Annual Meeting, shareholders will elect three (3) individuals to serve on the Board of Directors. The current Board of Directors, acting pursuant to a recommendation from the Nominating and Corporate Governance Committee, has nominated Anne E. Bélec, Manuel A. Fernandez and J. Steven Whisler for election as directors to serve for terms expiring at the 2012 Annual Meeting or until their respective successors have been elected and qualified. Ms. Bélec, Mr. Fernandez and Mr. Whisler have served as directors since 2008, 1997 and 2007, respectively. In accordance with the Brunswick Corporation Principles and Practices of the Board of Directors, Michael J. Callahan intends to tender his resignation and retire from the Board at the Annual Meeting, and consequently the Company has not nominated Mr. Callahan to stand for re-election this year. The Company thanks Mr. Callahan for his many years of distinguished service to the Company.

While the Board of Directors currently has eleven (11) members divided among three classes, following the retirement of Mr. Callahan, the Board of Directors will have ten (10) members divided among three classes. Two classes will consist of three (3) directors and the other will consist of four (4) directors.

Biographical information follows for each person nominated and each person whose term of office will continue after the Annual Meeting.

Nominees for Election For Terms Expiring at the 2012 Annual Meeting:

Anne E. Bélec	Director since 2008

Director of Global Marketing of Ford Motor Company, a maker of cars, trucks, SUVs, and other vehicles, from March 2008 until January 2009; employed by Volvo Car Corporation and its affiliates since 2003, including most recently as President and Chief Executive Officer of Volvo Cars of North America from 2005 to 2008; serves on the University of California-Irvine Paul Merage School of Business/Graduate School of Management Advisory Board; Trustee of the Marketing Science Institute; member of the Association of National Advertisers; Board member of Industrial Alliance Group; age 46.

Manuel A. Fernandez	Director since 1997

Non-executive Chairman of Sysco Corporation, a marketer and distributor of foodservice products, since 2009; Chairman Emeritus of Gartner, Inc., an information technology company, since 1999; Managing Director of SI Ventures, LLC, a venture capital partnership, since 1998; Chairman, President and Chief Executive Officer of Gartner Group, Inc., 1991 to 1999; director of The Black & Decker Corporation, Flowers Foods, Inc., and Sysco Corporation; age 62.

J. Steven Whisler	Director since 2007

Retired; Chairman and Chief Executive Officer of Phelps Dodge Corporation, a mining and manufacturing company, 2000 to 2007; employed by Phelps Dodge Corporation in a number of positions since 1976, including President and Chief Operating Officer; director of Burlington Northern Santa Fe Corporation, International Paper Company, U.S. Airways Group Inc., and Aleris International; age 54.

The Board of Directors recommends a vote FOR the nominees named above.

Directors Continuing in Office Until the 2011 Annual Meeting:

Cambria W. Dunaway	Director since 2006

Executive Vice President, Sales and Marketing, Nintendo of America, a maker of video game hardware and software, since November 2007; Chief Marketing Officer of Yahoo! Inc., a global Internet destination, 2003-2007; Vice President of Kids & Teens Brands for Frito Lay North America, a division of PepsiCo, Inc., from 2000 to 2003; age 46.

Dustan E. McCoy	Director since 2005

Chairman and Chief Executive Officer of Brunswick Corporation since December 2005; President of Brunswick Boat Group, 2000 to 2005; Vice President, General Counsel and Corporate Secretary of Brunswick, 1999 to 2000; Executive Vice President of Witco Corporation, a specialty chemicals company, January to September 1999; Senior Vice President, General Counsel and Corporate Secretary of Witco Corporation, 1996 to 1998; director of Louisiana-Pacific Corporation and Freeport-McMoRan Copper & Gold Inc.; age 59.

Ralph C. Stayer	Director since 2002

Chairman, President and Chief Executive Officer of Johnsonville Sausage LLC, a maker of sausage products, since 1978; Founder of Leadership Dynamics, a consulting firm; National Trustee of Boys and Girls Clubs — Midwest Region; Chairman of Marian College Board of Trustees; Board member of PAVE, an organization dedicated to improving education opportunities for urban students in Milwaukee; age 65.

Directors Continuing in Office Until the 2010 Annual Meeting:

Nolan D. Archibald	Director since 1995

Chairman, President and Chief Executive Officer of The Black & Decker Corporation, a consumer and commercial products company, since 1986; recipient of American Marketing Association’s Edison Achievement Award; director of Lockheed Martin Corporation and Huntsman Corporation; age 65.

Jeffrey L. Bleustein	Director since 1997

Chairman of the Board of Harley-Davidson, Inc., a motorcycle manufacturer, since 1998; Chief Executive Officer of Harley-Davidson, Inc., 1997 to 2005; President and Chief Operating Officer of the Motorcycle Division of Harley-Davidson, Inc., 1993 to 1997; member of President’s Council on the 21st Century Workforce; director of Kohler Co.; age 69.

Graham H. Phillips	Director since 2002

Retired; Chairman and Chief Executive Officer of Young & Rubicam Advertising, a global marketing and communications organization, 1999 to 2000; Chairman of Burson-Marsteller, the perception management division of Young & Rubicam, Inc., 1997 to 1999; Chairman and Chief Executive Officer of Ogilvy & Mather Worldwide, a marketing communications company, 1989 to 1992; age 70.

Lawrence A. Zimmerman	Director since 2006

Executive Vice President and Chief Financial Officer of Xerox Corporation, a document management company, since 2002; Vice President, Finance and Planning, Server and Technology division of International Business Machines Corporation, 1996 to 1998; director of The Stanley Works; age 66.

Retiring Director:

Michael J. Callahan	Director since 1991

Retired; President and Chief Executive Officer and Director of Material Sciences Corporation, a manufacturer and marketer of material-based solutions, 2003 to 2004; Financial consultant, 1999 to 2003; Executive Vice President and Chief Financial Officer of FMC Corporation, a producer of chemicals for industry and agriculture, 1994 to 1999; Executive Vice President and Chief Financial Officer of Whirlpool Corporation, a manufacturer of major home appliances, 1992 to 1994; age 70.

CORPORATE GOVERNANCE

Overview

The Board of Directors has adopted written Principles and Practices (the “Principles”) to assist it in the performance of its duties and the exercise of its responsibilities. The Principles are available at Brunswick’s Web site, www.brunswick.com/company/governance/principlespractices.php, or in print upon request by any Brunswick shareholder. The Principles reflect the views of the Board with respect to corporate governance issues. The Board believes that good corporate governance is a source of competitive advantage for Brunswick. Good governance allows the skills, experience and judgment of the Board to support Brunswick’s executive management team, enabling management to improve Brunswick’s performance and maximize shareholder value.

The Board of Directors met seven (7) times during 2008. All directors attended 75 percent or more of the Board meetings and meetings of committees of which they were members during 2008. The Principles provide that all members of the Board are requested to attend Brunswick’s Annual Meeting of Shareholders in person and all members of the Board attended the 2008 Annual Meeting of Shareholders. The non-management directors regularly meet without members of management present; at these meetings, Mr. Fernandez serves as the presiding director.

Brunswick Ethics Program

The Board has adopted a Code of Ethics for Senior Financial Officers and Managers (the “Financial Officer Code of Ethics”). The Financial Officer Code of Ethics, which applies to Brunswick’s Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller, and other Brunswick employees designated by the Board, sets forth standards to which these officers are to adhere in areas such as conflicts of interest, disclosure of information and compliance with law. The Financial Officer Code of Ethics supplements Making the Right Choice: The Brunswick Guide to Conduct in the Workplace (the “Guide”), which applies to all employees, officers and directors, and includes standards and procedures for addressing potential conflicts of interest. These policies are overseen and administered by the Nominating and Corporate Governance Committee and the Company’s Ethics Office. The Financial Officer Code of Ethics is available at www.brunswick.com/company/governance/codeofethics.php and the Guide is available at www.brunswick.com/company/ethics/index.php or in print upon request by any Brunswick shareholder. If it grants a waiver of the policies set forth in the Financial Officer Code of Ethics or the Guide, Brunswick will, to the extent required by applicable law or regulation, disclose that waiver by making an appropriate statement on its Web site at www.brunswick.com.

Shareholder Communications

The Principles provide that Brunswick shareholders may, at any time, communicate in writing with the Board, the presiding director, or the non-management directors as a group, by writing to such director(s) at: Brunswick Corporation, 1 N. Field Ct., Lake Forest, IL 60045; Attention: Corporate Secretary’s Office (fax no. 847-735-4433; e-mail: corporate.secretary@brunswick.com). Copies of written communications received at this address will be provided to the Board, the presiding director or the non-management directors as a group unless such communications are considered, in consultation with the non-management directors, to be improper for submission to the intended recipient(s). Other interested parties may also use this procedure for communicating with the Board, individual directors or any group of directors.

Director Independence, Compensation Committee Interlocks and Insider Participation

The Principles require that independent directors must constitute a substantial majority of the Board and that no more than two members of management may serve on the Board at the same time. The Principles and the rules of the New York Stock Exchange (the “NYSE”) both provide that no director will be considered to be independent unless the Board affirmatively determines that the director has no material relationship with Brunswick (either directly or as a proprietor, partner, shareholder or officer of an organization that has a relationship with Brunswick). In the Principles, the Board has adopted the following categorical standards to use in determining whether a relationship between Brunswick and a director (or an organization with which a director is affiliated) will be material for the purpose of independence determinations:

•

If a director is also a director, an executive officer or employee of a business organization that has made payments to, or received payments from, Brunswick for property or services, in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2 percent of the business organization’s consolidated gross revenues;

•

If a member of the director’s immediate family is a director or an executive officer of a business organization that has made payments to, or received payments from, Brunswick for property or services, in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2 percent of the business organization’s consolidated gross revenues;

•

If a director or a member of the director’s immediate family is also a proprietor or managing partner of any organization, or a director or executive officer of another corporation that is indebted to Brunswick, or to which Brunswick is indebted, and the total amount of either organization’s indebtedness to the other, in any of the last three fiscal years, exceeds 2 percent of the total consolidated assets of either Brunswick or such other corporation; or

•

If a director or a member of the director’s immediate family serves as an officer, director or trustee of a charitable organization to which Brunswick makes discretionary charitable contributions, and Brunswick’s charitable contributions to such organization in any of the last three fiscal years exceed the greater of $1.0 million or 2 percent of the charitable organization’s consolidated gross revenues.

In addition, the Principles provide that a director will not be considered independent if:

•	the director is, or within the prior three years has been, an employee of Brunswick or any of its affiliates;

•	a member of the director’s immediate family is, or within the prior three years has been, an executive officer of Brunswick or any of its affiliates;

•

the director has a business relationship with Brunswick or is a proprietor, partner, controlling shareholder or executive officer of any organization that has a business relationship with Brunswick, unless in any such case, the Board determines that the relationship is not such that it will interfere with the director’s exercise of independent business judgment;

•

the director or a member of the director’s immediate family is, or within the prior three years has been, employed as an executive officer of any other business organization where any of Brunswick’s present executive officers serve or served on that business organization’s compensation, nominating or directors’ affairs committee;

•

the director is, or within the prior three years has been, a partner or employee of a present or former internal or external auditor of Brunswick and personally worked on Brunswick’s audit during that time;

•	a member of the director’s immediate family has certain specified relationships with Brunswick’s internal or external auditor; or

•

the director or an immediate family member of the director has received, during any 12-month period within the prior three years, more than $120,000 in direct compensation from Brunswick (excluding fees for Board and Board committee service, pension or other forms of deferred compensation for prior service).

Applying the standards described above and set forth in the Principles, and considering all relevant facts and circumstances, the Board has made an affirmative determination that, with the exception of Mr. Whisler, all of the non-management directors have no material relationship with Brunswick and are otherwise independent. Mr. Whisler is not considered independent under the Principles and the NYSE rules because, from May 2006 to March 2007, Mr. McCoy was a member of the Compensation Committee of Phelps Dodge Corporation while Mr. Whisler served as its Chairman and Chief Executive Officer. Mr. Whisler will be eligible for independent status in 2010, when three years will have passed since this prior affiliation terminated.

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to its charter, the Nominating and Corporate Governance Committee of the Company’s Board of Directors is tasked with the recommendation and review of all corporate governance principles, policies and programs designed to ensure the Company’s compliance with the highest ethical standards and with all applicable legal and regulatory requirements, including those relating to conflicts of interest and other business practices that reflect upon the Company’s role as a responsible corporate citizen. The Nominating and Corporate Governance Committee oversees the implementation of Making the Right Choice: The Brunswick Guide to Conduct in the Workplace, which contains Brunswick’s Conflicts of Interest Policy. The Nominating and Corporate Governance Committee regularly reports on these compliance matters to the Board of Directors, which is the body responsible for overseeing the Company’s ethical and legal compliance, including information involving transactions with “related persons.” “Related persons” include executive officers, directors, nominees for director, any person who is known to be the beneficial owner of more than 5 percent of any class of the Company’s voting securities and any immediate family member of any of the foregoing persons.

In 2008, no transaction was identified as a related person transaction and, therefore, no reported transaction was referred to the Board or other committee of the Board for review.

The Nominating and Corporate Governance Committee’s charter is available on the Company’s Web site at www.brunswick.com/company/leadership/committees.php. The Company’s ethics guide, Making the Right Choice: The Brunswick Guide to Conduct in the Workplace, is available on the Company’s Web site at http://www.brunswick.com/company/ethics/ethicsguide.php.

Board Committees

The Board of Directors has Audit, Finance, Human Resources and Compensation, Nominating and Corporate Governance and Qualified Legal Compliance Committees. Each Committee, other than the Finance Committee, is comprised solely of independent directors, as that standard is determined both in the Principles and in the New York Stock Exchange Listed Company Manual. The Finance Committee is comprised of a majority of independent directors. Each of the Committees may, at its sole discretion and at Brunswick’s expense, obtain advice and assistance from outside legal, financial, accounting or other experts and advisors. The following table shows the membership of these committees:

Name	Audit	Finance	Human Resources and Compensation	Nominating and Corporate Governance	Qualified Legal Compliance
Nolan D. Archibald		X *
Anne E. Bélec			X
Jeffrey L. Bleustein				X *	X *
Michael J. Callahan	X	X
Cambria W. Dunaway				X	X
Manuel A. Fernandez			X *
Dustan E. McCoy
Graham H. Phillips			X
Ralph C. Stayer	X				X
J. Steven Whisler		X
Lawrence A. Zimmerman	X *

*	Committee chairman

The principal responsibilities of each of these committees are described generally below, and in detail in their respective Committee Charters, which are available at www.brunswick.com/company/governance/committees.html or in print upon request by any Brunswick shareholder.

Audit Committee

Members of the Audit Committee are Mr. Zimmerman (Chairman), Mr. Callahan and Mr. Stayer. The Board has determined that Mr. Callahan and Mr. Zimmerman are Audit Committee “financial experts”, as such term is defined by the rules of the Securities and Exchange Commission.

The Audit Committee assists the Board in overseeing Brunswick’s accounting, auditing and reporting practices, its internal controls and the integrity of its financial information. The Audit Committee maintains free and open communication with, and meets separately at each regularly scheduled Board meeting with, the independent registered public accounting firm, the internal auditors and management.

The Audit Committee met fourteen (14) times during 2008.

Finance Committee

Members of the Finance Committee are Mr. Archibald (Chairman), Mr. Callahan and Mr. Whisler. The Finance Committee assists the Board in overseeing Brunswick’s financial structure, financial policies and procedures, capital expenditures and capital expenditure budgets, and proposals for corporate financing, short-term and long-term borrowings, the declaration and distribution of dividends, material investments and divestitures, tax strategy, insurance coverage and risk management, as well as the funding and performance of Brunswick’s pension funds.

The Finance Committee met seven (7) times during 2008.

Human Resources and Compensation Committee

Members of the Human Resources and Compensation Committee are Mr. Fernandez (Chairman), Ms. Bélec and Mr. Phillips. The Human Resources and Compensation Committee’s authority includes, among other duties, the following responsibilities:

•

Annually review and approve goals and objectives relative to Brunswick’s senior executives; together with the Chairman and Chief Executive Officer, evaluate the performance of senior executives in light of these criteria; and oversee management development and succession planning.

•

Review on an annual basis, and make recommendations to the Board of Directors regarding, the compensation (including salary, annual incentive and other cash compensation) of the Chairman and Chief Executive Officer.

•

Approve equity awards to the Chairman and Chief Executive Officer and compensation (including salary, annual incentive, stock options and other equity-based and other incentive compensation) to be paid to other senior executives, and authorize senior executives to approve awards to employees who are not senior executives based upon criteria established by the Committee.

The Committee meets in conjunction with regularly scheduled meetings of the Board of Directors and as otherwise required. Meeting materials are sent to members of the Committee six to seven days prior to the meeting. Major issues are typically reviewed during two meetings prior to being approved. For example, anticipated performance against Brunswick Performance Plan performance criteria; potential award issues such as automatic deferrals; suggested changes to equity award terms and conditions; and proxy statement disclosures, are reviewed at the Committee’s December and February meetings. Meetings are regularly attended by the Chairman and Chief Executive Officer, and Vice President and Chief Human Resources Officer. At each meeting, the Committee meets in executive session.

The Human Resources and Compensation Committee delegates to the Chairman and Chief Executive Officer responsibility for developing incentive funding formulas for Brunswick divisions, and for conducting performance evaluations and development and succession planning for senior executives. The Committee delegates to Brunswick’s senior executives authority to allocate equity awards to employees who are not senior executives based on criteria established by the Committee, and to Brunswick’s Human Resources department responsibility to oversee policies for the administration of compensation and benefit plans.

The Chairman and Chief Executive Officer is responsible for establishing strategies to achieve the Company’s objectives. To ensure that executive compensation is consistent with those objectives, the Chairman and Chief Executive Officer is responsible for making recommendations to the Committee regarding the following: compensation goals and principles; the peer group of companies to be used to determine compensation ranges; selection of performance targets for incentive plans, with input from other senior executives; performance rating and compensation actions to be taken; and salary increases, incentive awards and equity grants for senior executives.

Brunswick’s senior executives have no role in setting outside director compensation. The Nominating and Corporate Governance Committee of the Board of Directors has responsibility for recommending director compensation design to the Board of Directors for review and action. Brunswick’s Human Resources department provides the Nominating and Corporate Governance Committee with director compensation data as reported in proxy statements, including data relating to peer group and other similarly sized companies, as well as data from published surveys.

The Human Resources and Compensation Committee has engaged Deloitte Consulting, LLP to provide advice on various aspects of Brunswick’s executive compensation programs, including selecting an appropriate peer group, evaluating incentive plan performance criteria and targets, reviewing benchmarking methodology, and providing updates on trends and technical developments. The Committee meets with the consultant in executive session on a regular basis.

The Human Resources and Compensation Committee met eleven (11) times during 2008.

Nominating and Corporate Governance Committee

Members of the Nominating and Corporate Governance Committee are Mr. Bleustein (Chairman) and Ms. Dunaway. The Nominating and Corporate Governance Committee assists the Board in overseeing policies and programs designed to ensure Brunswick’s adherence to the highest corporate governance and ethical standards and compliance with all applicable legal and regulatory requirements. Together with the Human Resources and Compensation Committee, it oversees the annual review of the Chairman and Chief Executive Officer’s performance. The Committee identifies, screens, interviews and recommends to the Board potential director nominees, and oversees other matters related to Board composition, performance, standards, size and membership, including the development of guidelines to ensure appropriate diversity of perspective, background and experience in Board membership. The Committee also makes recommendations on director compensation.

The Nominating and Corporate Governance Committee met five (5) times during 2008.

Qualified Legal Compliance Committee

Members of the Qualified Legal Compliance Committee are Mr. Bleustein (Chairman), Ms. Dunaway and Mr. Stayer. The Qualified Legal Compliance Committee receives and investigates reports made to it concerning possible material violations of law or breaches of fiduciary duty by the Company or any of its officers, directors, employees or agents. During 2008, no reports were made to the Qualified Legal Compliance Committee, and, therefore, it did not meet.

In addition to its standing committees, the Board of Directors has an Executive Committee, comprised of the Chairman of the Board and the Chairs of the Audit Committee, Finance Committee, Human Resources and Compensation Committee and Nominating and Corporate Governance Committee. The Executive Committee meets from time to time at the request of the Chairman of the Board. The Executive Committee met two (2) times during 2008.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for identifying, screening, personally interviewing and recommending director nominee candidates to the Board. The Nominating and Corporate Governance Committee considers nominees on the basis of their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, and the likelihood that they will be willing to serve on the Board for a sustained period. Additional consideration is given to achieving an overall balance of diversity of perspectives, backgrounds and experiences in Board membership.

The Nominating and Corporate Governance Committee will consider qualified director candidates who are suggested by shareholders in written submissions to Brunswick’s Secretary at Brunswick Corporation, 1 N. Field Ct., Lake Forest, Illinois 60045; Attention: Corporate Secretary’s Office (fax no. 847-735-4433; e-mail: corporate.secretary@brunswick.com). Any recommendation submitted by a shareholder must include the name of the candidate, a description of the candidate’s educational and professional background, contact information for the candidate and a brief explanation of why the shareholder believes the candidate is suitable for election. The Nominating and Corporate Governance Committee will apply the same standards in considering director candidates recommended by shareholders as it applies to other candidates.

In addition to recommending director candidates to the Nominating and Corporate Governance Committee, shareholders may also, pursuant to procedures established in the By-laws, directly nominate one or more director candidates to stand for election at an annual or special meeting of shareholders. For an annual meeting of shareholders, a shareholder wishing to make such a nomination must deliver written notice of the nomination to Brunswick’s Secretary not less than 90 days or more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. For a special meeting of shareholders, a shareholder wishing to make such a nomination must deliver written notice of the nomination to Brunswick’s Secretary not later than the close of business on the tenth day following the date on which notice of the meeting is first given to shareholders. In either case, a notice of nomination submitted by a shareholder must include information concerning the nominating shareholder and the shareholder’s nominee(s) as required by the By-laws.

STOCK HELD BY DIRECTORS, EXECUTIVE OFFICERS

AND PRINCIPAL SHAREHOLDERS

Each director and nominee for director, each executive officer listed in the summary compensation table, and all directors and executive officers as a group, owned the number of shares of Brunswick Common Stock set forth in the following table, with sole voting and investment power except as otherwise indicated:

Name of Individual or Persons in Group (1)	Number of Shares Beneficially Owned as of March 9, 2009		Percent of Class
Nolan D. Archibald	89,226	(1)	*
Anne E. Bélec	8,860	(1)	*
Jeffrey L. Bleustein	64,267	(1)	*
Michael J. Callahan	92,446	(1)	*
Cambria W. Dunaway	14,831	(1)	*
Manuel A. Fernandez	85,824	(1)	*
Graham H. Phillips	32,579	(1)	*
Ralph C. Stayer	96,227	(1)	*
J. Steven Whisler	13,068	(1)	*
Lawrence A. Zimmerman	42,520	(1)	*
Dustan E. McCoy	437,772	(2)	*
Peter B. Hamilton	312,537	(2)	*
B. Russell Lockridge	79,710	(2)	*
Andrew E. Graves	34,863	(2)	*
Alan L. Lowe	69,796	(2)	*
Peter G. Leemputte	48,391	(2,3)	*

All directors and executive officers as a group	2,043,798	(1,2)	2.3%

*	Less than 1 percent

(1)

Includes the following shares of Brunswick Common Stock issuable to non-employee directors, receipt of which has been deferred until the date of the director’s retirement from the Board: Mr. Archibald 14,852 shares, Ms. Bélec 762 shares,

Mr. Bleustein 9,051 shares, Mr. Callahan 45,588 shares, Ms. Dunaway 2,599 shares, Mr. Fernandez 16,088 shares, Mr. Phillips 26,579 shares, Mr. Stayer 6,393 shares, Mr. Whisler 6,000 shares, Mr. Zimmerman 15,271 shares and all non-employee directors as a group 143,183 shares. Also includes the following shares of Brunswick Common Stock issuable pursuant to stock options exercisable within 60 days of March 9, 2009: Messrs Archibald 12,000 shares, Bleustein 12,000 shares, Callahan 12,000 shares, Fernandez 12,000 shares, Phillips 6,000 shares and Stayer 9,180 shares. None of these shares has been pledged as security.

Excludes 8,705 shares of Brunswick Common Stock issuable to Mr. Stayer, receipt of which has been deferred. Mr. Stayer will be entitled to receive these deferred shares in predetermined installments, which will commence at varying times in accordance with his election following his retirement from the Board of Directors.

(2)	Includes the following shares of Brunswick Common Stock issuable pursuant to stock options exercisable within 60 days of March 9, 2009: Messrs McCoy 382,475 shares, Hamilton 214,000 shares, Lockridge 56,075 shares, Graves 34,175 shares, Lowe 52,900 shares, and all executive officers as a group 1,103,310 shares.

Includes the following shares of Brunswick Common Stock held by the Brunswick Savings Plan as of December 31, 2008: Messrs McCoy 102 shares, Lowe 12 shares, Leemputte 58 shares and all executive officers as a group 61,615 shares.

Includes the following shares of Brunswick Common Stock issuable to officers, receipt of which has been deferred: Mr. Leemputte 2,254 shares. Excludes the following shares of Brunswick Common Stock issuable to officers, receipt of which has been deferred: Messrs McCoy 62,560 shares, Lowe 347 shares, and all executive officers as a group 65,830 shares. These officers will be entitled to receive these deferred shares in predetermined installments which will commence at varying times, in accordance with each officer’s individual election.

None of these shares has been pledged as security.

(3)	Mr. Leemputte served as Sr. Vice President and Chief Financial Officer until September 19, 2008.

Those shareholders known to Brunswick that beneficially own more than 5 percent of Brunswick’s outstanding Common Stock are:

Name and Address of Beneficial Owner	Shares Beneficially Owned as of December 31, 2008		Percent of Class

FMR LLC and certain of its affiliates 82 Devonshire Street Boston, MA 02109	11,859,030	(1)	13.525%

Barclays Global Investors, NA and certain of its affiliates 400 Howard Street San Francisco, CA 94105	5,882,742	(2)	6.71%

Fisher Investments 13100 Skyline Boulevard Woodside, CA 94062-4527	4,767,425	(3)	5.43%

Dimensional Fund Advisors Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	4,661,873	(4)	5.32%

Vanguard Fiduciary Trust Company 500 Admiral Nelson Blvd. Malvern, PA 19355	4,647,114	(5)	5.30%

(1)	This information is based solely upon a Schedule 13G filed by FMR LLC (“FMR”) with the Securities and Exchange Commission on February 17, 2009. The FMR reporting entities are Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR that is the beneficial owner of 11,859,030 shares or 13.525% of the Common Stock outstanding at December 31, 2008; and Edward C. Johnson 3d and members of his family. The ownership of one investment company, Fidelity Value Fund, amounted to 4,927,808 shares or 5.62% of the total Common Stock outstanding at December 31, 2008. FMR has sole dispositive power over 11,859,030 shares or 13.525% of the Common Stock outstanding at December 31, 2008.

(2)	This information is based solely upon a Schedule 13G filed by Barclays Global Investors, NA (“Barclays”) with the Securities and Exchange Commission on February 5, 2009. The Barclays reporting entities are Barclays Global Investors, NA (sole voting power over 1,691,451 shares and sole dispositive power over 1,967,991 shares); Barclays Global Fund Advisors (sole voting power over 2,856,299 shares and sole dispositive power over 3,854,433 shares); and Barclays Global Investors, Ltd (sole voting power over 3,900 shares and sole dispositive power over 60,318 shares). These entities report their ownership as a group and are, collectively, the beneficial owners of 5,882,742 shares or 6.71% of the Common Stock outstanding at December 31, 2008. The address of both Barclays Global Investors, NA and Barclays Global Fund Advisors is 400 Howard Street, San Francisco, CA 94105. The address of Barclays Global Investors, Ltd is Murray House, 1 Royal Mint Court, London EC3N 4HH, United Kingdom.

(3)	This information is based solely upon a Schedule 13G filed by Fisher Investments (“Fisher”) with the Securities and Exchange Commission on February 9, 2009. Fisher has sole voting power over 2,457,925 shares and sole dispositive power over 4,767,425 shares or 5.43% of the Common Stock outstanding at December 31, 2008.

(4)	This information is based solely upon a Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) with the Securities and Exchange Commission on February 9, 2009. Dimensional has sole voting and dispositive power over 4,661,873 shares or 5.32% of the Common Stock outstanding at December 31, 2008.

(5)	This information is based solely upon a Schedule 13G filed by Vanguard Fiduciary Trust Company (“Vanguard”) with the Securities and Exchange Commission on February 5, 2009. Vanguard has shared voting and dispositive power over 4,647,114 shares in its capacity as trustee for certain employee benefit plans.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Summary

Like many other companies, Brunswick faced significant challenges in 2008 due to deteriorating macroeconomic conditions. The overall economic environment, combined with the discretionary nature of most of the Company’s consumer products, created a difficult environment in which to provide appropriate incentives to retain and motivate key employees. This was evident with the departures of certain high level executives, including the Chief Financial Officer. To address these realities, the Company re-evaluated its compensation program and implemented several changes designed to ensure adequate compensation and incentives for its employees.

Because its annual incentive plan, the Brunswick Performance Plan (BPP), had not paid awards at the corporate level in two years, the BPP was modified to align incentive opportunities more closely with strategic measures that provide more line of sight for participants. However, even though performance met or in some cases exceeded established targets, and cash incentives were earned per the terms of the plan, senior management decided to forgo payment under the BPP for 2008 for all participants in light of continued uncertainties in the marketplace and the need to maintain liquidity.

The Company also modified how it provides annual long-term incentive opportunities by moving away from time-vested restricted stock units and eliminating its historical two-year cash-based Strategic Incentive Plan in favor of stock-settled stock appreciation rights. In addition, in 2008, the Company awarded to select individuals, including each of the Named Executive Officers, a performance share award tied to the achievement of three distinct performance goals over a three-year period. Irrespective of whether the performance goals are achieved, the performance share award will not be earned unless a certain minimum share price level is realized as of the end of the performance period in 2010.

As reported in the Summary Compensation Table, total compensation for the Chief Executive Officer, Dusty McCoy, decreased in 2008. More specifically, actual compensation in 2008 (i.e., the value of cash components attributable to the performance year and in-the-money equity awards) declined from 2007 by 51 percent as shown in the fiscal year-end value of annual total direct compensation table. Further, Mr. McCoy has not received a base salary increase since 2007 and is not expected to receive one in 2009, nor has he received an annual cash incentive payment in three years. In addition, Mr. McCoy was subject to a 20 percent base salary reduction for the months of November and December as part of the Company’s overall cost cutting initiatives in 2008. The base salary reduction also applied to each of the Company’s other Named Executive Officers. Finally, when looking at Mr. McCoy’s actual pay delivered versus his target opportunity over the past three years, Mr. McCoy has realized, on average, only 27 percent of his total target compensation as a result of the impact of performance-based compensation that has not paid out. For the remaining officer group, only 43 percent of actual pay versus target opportunity has been realized during the three-year period.

In light of the challenges that we have faced over the last year, as well as the salary reductions and decision by senior management not to pay any annual cash incentives for 2008, we think it is especially important for us to be able to motivate and retain the Company’s employees, including the Company’s Named Executive Officers, and to give them strong incentives to contribute to the recovery of the Company’s stock price and the Company’s future success. Accordingly, in 2009, the Company is seeking shareholder approval for an increase in the number of shares available for awards under its 2003 Stock Incentive Plan. The Company believes it is important to continue to provide meaningful opportunities via equity-based awards that are tied to an increase in shareholder value. Absent this approval, the Company’s ability to provide equity-based awards as a means to attract, retain and motivate key employees to deliver long-term and sustainable results that are linked to shareholder value will be limited.

Brunswick’s compensation program objectives and key design principles are:

Objectives:  Compensation programs for named executive officers (“NEOs”), as well as other senior managers, are designed to:

•      Ensure that compensation reinforces achievement of business objectives, execution of strategy and is consistent with results.

•      Attract, retain and motivate the talent required to ensure Brunswick’s continued success.

•      Reward performance in a given year and achievements over a sustained period.

•      Reinforce Brunswick’s pay-for-performance culture.

Design Principles:  Brunswick believes a substantial portion of senior management compensation should be at risk. Compensation programs are designed to ensure that a significant percentage of total compensation is contingent on achievement of performance goals.

Compensation should be competitive with other employment opportunities.

A competitive compensation program is critical in attracting and retaining the talent Brunswick needs to achieve its established objectives.

Brunswick assesses the competitiveness of management compensation every two years using survey data from Hewitt Associates LLC. In 2008, Brunswick modified its peer group to better reflect Brunswick’s size, both in terms of revenue and market capitalization, strategic direction and vision. For 2008, Brunswick examined the executive compensation practices of a revised peer group of 17 publicly traded companies with annual revenue comparable to Brunswick’s to assess the competitiveness of the Company’s total compensation and pay mix. Most, but not all, of these companies have manufacturing operations. Brunswick’s target pay mix and total compensation opportunities are designed to reflect the median of this peer group. Criteria used to identify the peer group include:

•        Size: Companies with revenues that generally range from one-half to two times Brunswick’s total annual revenue.

•        Business Focus: Generally publicly traded manufacturing companies, with representation of other industries to avoid having too narrow a focus. As Brunswick begins its transformation into a consumer experience company, and recognizing that the Company’s transformation is in its infancy, the Company has begun to undergo a similar transformation with its peer group.

•        Consistency: The peer group should be relatively stable. Companies historically have been eliminated because of lack of participation in the Hewitt survey, growth exceeding two times Brunswick’s revenue or if they have been acquired.

The current peer group consists of:
• AutoZone • Ball Corporation • Black & Decker • Clorox	• Cooper Industries • Dover Corporation • Fortune Brands • W.W. Grainger	• Harley-Davidson • ITT Industries • Mattel * • MeadWestvaco	• Newell Rubbermaid • Pactiv * • Snap-On Tools * • SPX Corp * • Starwood Hotel *

* New for 2008

The companies that were eliminated from the peer group as a result of not meeting the criteria referenced above include:
	• Avery Dennison • Cummins • Ingersoll-Rand • Masco • Paccar	• Parker-Hannifan • Rockwell Automation • Textron • Trane (formerly American Standard)

As noted above, because Brunswick is the largest publicly traded company in the marine industry, and has revenues 27 times those of the only other publicly traded boat manufacturer, Brunswick does not have any direct competitors that are appropriate to include in the compensation peer group.

Internal equity is important.

Brunswick establishes similar compensation ranges for positions with similar characteristics and scope of responsibility, including NEO positions, even if such ranges differ somewhat from comparable positions in other companies. Balancing competitiveness with internal equity helps support management development and movement of talent throughout Brunswick worldwide. Differences in actual compensation between employees in similar positions will reflect individual performance, future potential and business unit results. This effort also helps Brunswick promote talented managers to positions with increased responsibilities and provides meaningful developmental opportunities.

Corporate, business unit and individual performance should be rewarded.

Recognizing corporate, business unit and individual performance in compensation helps reinforce the importance of working together and furthers Brunswick’s pay-for-performance philosophy. Brunswick funds incentives for NEOs based on overall corporate and/or division performance and allocates incentives based on individual contributions. Business unit performance is the primary factor that drives incentive funding in recognition that the collective efforts of business unit employees determine organizational morale, the level of service to customers and shareholder value creation. Individual performance is also assessed to reward contributions to business unit and corporate success.

While targeted at peer median, actual total compensation can vary significantly from year-to-year and between business units and individuals within a given year based on performance.

Brunswick has a strong pay-for-performance culture; however, setting incentive performance targets in a company that experiences cyclical financial results is difficult. Historically, the marine industry has been negatively affected early in economic downturns and has lagged behind other industries during periods of economic recovery. As a result, Brunswick has experienced significant swings in funding from one performance period to another. Annual incentive funding as a percent of target from 2003 through 2008 ranged from a high of 200 percent of target to a low of 0 percent. Funding during this period averaged 71 percent of target. For a given year, funding also can vary significantly between business units. Based on contribution to business unit success, individual awards typically range from a high of 140 percent of an individual’s prorated portion of the funding pool to a low of 0 percent. In 2008, earned amounts for the Brunswick Performance Plan varied by division with an overall level approximating target. Management, however, decided to forgo payment of earned incentives under the plan for all participants in light of current business conditions and the need to maintain liquidity.

Brunswick is the largest company in the marine industry with a unique cyclical financial performance profile. Accordingly, Brunswick does not believe that there is an appropriate group of companies against which to assess relative performance.

At higher management levels, compensation focuses on longer-term shareholder value creation.

Brunswick’s senior executives are responsible for setting and achieving long-term strategic goals. In support of this responsibility, compensation is weighted towards rewarding long-term value creation for shareholders. For Mr. McCoy, approximately 63 percent of targeted total compensation is based on long-term performance, and for other senior executives, approximately 35 percent. For Mr. McCoy, approximately 22 percent of targeted total compensation will be based on annual performance against established performance criteria and for other senior executives, approximately 30 percent.

For senior executives with corporate-wide responsibilities, incentive metrics are based on Brunswick’s overall results. For senior managers within a division, annual incentive metrics are based on a combination of division and overall Brunswick results. All long-term incentives are based on Brunswick’s overall results.

What is Rewarded:  Brunswick designs NEO compensation to reward achievement of budgeted financial results, including BVA (as defined below) and EPS, identified strategic initiatives important to future success, Brunswick stock price performance, and individual performance.

Brunswick Value Added (BVA)

BVA is defined as Economic Earnings – (Economic Capital x Cost of Capital), where

•       Economic Earnings = Earnings from Operations – Taxes + After-Tax Interest on Operating Leases;

•       Economic Capital = Total Assets (excluding Cash and Net Taxes Receivable) – Current Liabilities (excluding Short Term Debt and Net Taxes Payable) + Present Value of Operating Leases; and

•       Cost of Capital = 10.0 percent

Brunswick believes that, over time, changes in BVA closely correlate with stock price performance. The use of BVA as an incentive plan metric is consistent with Brunswick’s strategy to deploy cash in a manner that increases returns on investments. BVA recognizes that sustained earnings in excess of the cost of capital create value for shareholders over the long term. This is especially important in a cyclical industry. Because BVA is used within Brunswick in assessing business opportunities and focusing management on the key components of value creation, managers receive extensive training on the business decisions and management practices that affect BVA.

Earnings Per Share (EPS)

EPS is used in recognition of both the effect it can have on Brunswick’s stock price and the prevalence of its use by other companies. EPS is widely tracked and reported by analysts and used as a measure to evaluate Brunswick’s performance.

Strategic Factors

Since 2001, Brunswick has used improvement in select strategic factors to determine incentive funding. Strategic factors allow management to communicate the importance of various corporate initiatives. Each business unit sets targets according to these strategic factors and is measured based on performance against those targets. For 2008 strategic factors focused on:

•       Cost savings objectives,

•       Global growth/international business development, and

•       Select key business unit goals (e.g., new channel revenue, market share, new dealer expansion, and new product launch)

In 2008, Management modified the Brunswick Performance Plan to reflect a greater weighting towards strategic factors to reflect the uncertainty in the business environment and to provide for more line of sight to participants.

Stock Price Appreciation

Stock price appreciation is a significant component of total shareholder return and thus shareholder value creation. Stock price appreciation affects the value of Brunswick’s equity grants, including stock-settled stock appreciation rights, restricted stock units and performance shares.

Individual Performance

Individual performance is assessed via the Performance Management Process (PMP). PMP was created to help employees better understand overall Brunswick and division specific goals and their own role in meeting these goals. PMP is an effective tool in assessing performance against individual goals.

Once Brunswick and division goals are established, salaried employees (including NEOs) set individual goals aligned with the Company’s strategic direction. Employees establish goals for specific initiatives, major responsibilities key to their position, critical success factors, and individual developmental requirements. Critical success factors are a combination of knowledge, skills and behaviors that are crucial to successful performance. They include: driving continuous improvement, teamwork, driving execution, satisfying the customer and developing self and/or others. At year end, salaried employee performance is assessed against these established goals. The CEO’s performance is assessed by the Human Resources and Compensation and Nominating and Corporate Governance Committees of the Board of Directors with input from all members of the Board of Directors. Performance for other NEOs is assessed by the CEO with a review by the Human Resources and Compensation Committee. Individual performance affects base salary increases, annual incentives and equity grant decision making.

Elements of Compensation:  A summary of each element of compensation, why it was chosen, how the amount and formula are determined, and how decisions regarding that element fit into the overall compensation objectives and affect decisions regarding other compensation elements is presented below.

Compensation Element	Why Chosen	How Designed and Determined	Role Within Total Compensation
Base Salary	Provides a minimum level of pay that sustained individual performance warrants. This is especially important for a company in a cyclical business, such as Brunswick’s marine businesses.

Reflects:

•        Peer median for positions with similar responsibilities and business size.

•        An executive’s responsibilities and performance, as demonstrated over time.

Salaries are reviewed annually to ensure they are externally competitive, reflect individual performance and are internally equitable relative to other Brunswick executives.

For 2008, there was a company-wide merit salary freeze for all salaried employees, other than for promotions and market adjustments. In addition, the Company implemented a 20 percent base salary reduction, including for each of the NEOs, for the months of November and December.

Foundation of total pay, as incentives and benefits are a function of base salary.

Links performance and pay.

A competitive base salary in a cyclical industry is important to attracting and retaining talent.

Compensation Element	Why Chosen	How Designed and Determined	Role Within Total Compensation
Annual Incentive: Brunswick Performance Plan (BPP) There are approximately 250 individuals who were named participants in 2008, including each of the NEOs.	Primary compensation element to recognize performance against established business goals and reward accomplishments within a given year.

For 2008, although certain targets under the BPP were achieved or exceeded, Management decided not to pay any incentives under the BPP as a result of the current economic environment and the need to maintain liquidity.

Brunswick sets target funding based on planned performance for the year as approved by the Board of Directors. Funding has historically been limited to 200 percent of target funding. The Human Resources and Compensation Committee has the ability to adjust funding for unusual items, but has not done so for corporate headquarters funding, except to reduce or cap funding.

In 2008, the BPP was modified to alter the weighting of performance measures used to determine funding levels. Pursuant to these changes, for 2008, 60 percent of funding was based on strategic measures and 40 percent was based on financial measures. The Human Resources and Compensation Committee determined that these changes were appropriate to reinforce line of sight and focus individuals on key organizational transformation activities.

Target funding is equal to salary paid in the year times the individual percentage target for each participant. The key reference for establishing individual BPP targets for NEOs and other employees is peer median total actual annual cash compensation minus median base salary. For 2008, the percentage of salary targets for NEOs range from 100 percent to 150 percent.

Individual awards are determined on a discretionary basis using overall funding as approved by the Human Resources and Compensation Committee and the individual’s pro rata portion of approved funding as adjusted for individual performance.

Signals “what is important” and “what is expected” for the year from the standpoint of corporate, division, unit and/or individual results.

Focuses executives on achieving current objectives, which are necessary to attain longer term goals.

Establishes appropriate performance and annual incentive relationships.

Rewards business units and individuals within those units for actual performance.

Compensation Element	Why Chosen	How Designed and Determined	Role Within Total Compensation

For 2008, financial performance did not meet threshold payout criteria for corporate headquarters and most business units. Financial performance levels that were required to support target funding in 2008 were:

•        For Mr. McCoy, Mr. Hamilton, Mr. Lockridge, Mr. Lowe and other headquarters BPP participants:

100% Target
EPS	$0.60
BVA (millions)	$(162.4)

Corporate headquarters BPP earned at 92% of target due to attainment of strategic factor goals. Strategic goals for these individuals were based on two corporate-wide goals and the consolidated results of division goals. Representative division goals included the following:

•     Cost savings

•     Global growth

•     Inventory reduction

•     Operating margin improvement

•     New product development

•     Dealer expansion

•     Increased market share, and

•     Revenue per salaried employee

• For US Marine and Outboard Boat Group participants, including Mr. Graves:

100% Target
BVA (millions)	$(73.0)

US Marine and Outboard Boat Group BPP earned at 137% of target.

For our fiscal year ending December 31, 2009, BPP funding will be based on the achievement of a cash measure with discretion on the part of the Human Resources and Compensation Committee.

Long-Term Incentives:  The cyclical nature of the marine industry affects the design of long-term incentives in several ways. In 2008, the Human Resources and Compensation Committee modified the way it provides annual long-term incentives to employees. Accordingly, stock-settled stock appreciation rights (SARs) have been identified as the sole award used to provide annual long-term incentive opportunities on an ongoing basis to better align interests of management with those of shareholders. As a result, the historical Strategic Incentive Plan (SIP), which was a two-year performance plan that provided cash incentives, was discontinued. The value of the SIP awards was replaced with increased SAR awards and increased BPP opportunities. In addition, a special one-time performance share award in 2008 was granted to 32 individuals, including each of the NEOs, to reinforce certain strategic transformational activities key to the organization over the next several years.

Compensation Element	Why Chosen	How Designed and Determined	Role Within Total Compensation
Stock-Settled Stock Appreciation Rights (SARs) Approximately 325 individuals received awards in 2008, including each of the NEOs.

Maximize the reward for management team successfully driving stock price appreciation. Widely used compensation element.

SARs are more efficient than stock options as they eliminate the need for those exercising to arrange financing of the exercise price and reduce the number of issued shares.

Accounting for stock-settled SARs is the same as for non-qualified stock options. Accounting treatment did not influence the decision to use SARs.

For NEOs, SAR grant size is based on several factors:

•        Peer median total direct target compensation minus target cash compensation (peer median base salary plus individual BPP cash incentive targets). This determines the dollar value of the total equity grant target and is consistent with targeting median pay for consistently solid company and individual performance.

•        Grant size represents a fixed share target that is established every two years when competitive peer compensation information is updated. The fixed share target for each NEO is determined by dividing the target SAR value by a representative value per share using the Company’s average share price for the previous two years. Using the average share price for the previous two years leverages price performance. For example, the resulting fixed share grant target is larger than it would otherwise be if the then current price were used in an appreciating market and smaller when the stock price is declining.

Four-year ratable vesting and 10-year term are consistent with further lengthening the time perspective for senior managers. The SAR award for Mr. Hamilton provides for 3-year cliff vesting to enhance retention.

Increase linkage to shareholders by rewarding stock price appreciation and tying wealth accumulation to performance.

Reinforce team performance.

Encourage senior managers to focus on long-term performance.

Provide retention incentive through the vesting period.

Compensation Element	Why Chosen	How Designed and Determined	Role Within Total Compensation

Other than the recent award to Mr. Hamilton, every outstanding stock option and/or stock settled SAR equity award granted as of December 31, 2008 for the NEOs is significantly underwater, including the 2008 award, and therefore believed to be of little to no retention value.

The 2003 Stock Incentive Plan does not permit grant re-pricing.

Restricted Stock Units (RSUs) 2 individuals, not including any of the NEOs, received grants in 2008.	Three-year cliff vesting, consistent with encouraging senior executives to focus on the Company’s long-term performance. Support retention of individuals deemed critical to future success.	In 2008, other than for new hire situations, the regular use of RSUs was discontinued.	Reinforce retention of senior executives and team performance.
Performance Shares (PSs) Prior to 2008, only Mr. McCoy had received PSs.	PSs rather than RSUs were historically granted to Mr. McCoy to further increase his pay for performance relationship.

With respect to Mr. McCoy’s 2006 and 2007 PS awards, the number of performance shares to be earned is based on the average BPP payout percentage for each of the next applicable BPP performance plan years (e.g., for the 2006 PS award, amounts earned are based on the BPP payout percentage for 2006, 2007 and 2008).

As it relates to Mr. McCoy’s 2006 PS award, since there were no payouts under the BPP plan for the applicable three years (2006, 2007, and 2008), Mr. McCoy’s targeted 20,000 shares were not earned.

For Mr. McCoy’s 2007 award, the number of performance shares to be earned is based on the average BPP payout percent for corporate headquarters employees for each of the Company’s fiscal years ending December 31, 2007, 2008 and 2009 multiplied by 26,000, the target award level.

Recognize Mr. McCoy’s role in achieving overall results.

Compensation Element	Why Chosen	How Designed and Determined	Role Within Total Compensation
For example, if BPP payout percent is 0 percent in 2007, 0 percent in 2008 and 100 percent in our fiscal year ending December 31, 2009, average payout percent is 33 percent and 8,667 performance shares will be earned. If Mr. McCoy terminates employment, other than as a result of a Change in Control (CIC), before the end of the performance period, all performance shares will be forfeited, except that there will be a pro rata distribution based on actual performance at the end of the performance period in the event of death or disability. Should termination of employment occur following a CIC, the 2007 PS award shall be deemed to be earned at performance maximum levels.

In 2008, there was a special PS award to select individuals including each of the NEOs.	Strengthen pay for performance and aligns management to key strategic initiatives.	With respect to the special 2008 PS award, the number of PSs earned will be based on performance against several key strategic factors by the end of 2010. Those measures and target performance include Sales Per Salaried Employee (7 percent increase versus 2007), Sales Per Capital Employed (3.2) and Return on Capital Employed (11%). Payout of 50 percent to 125 percent of target award is based solely on performance against performance criteria referenced above. An additional 25 percent of target award could be earned if stock price exceeds $25 and relative total shareholder return versus the S&P 500 is equal to or greater than the 60th percentile. In addition, there will be a minimum Company stock price threshold of $20 per share prior to any award being earned. Should termination of employment occur following a CIC, the 2008 PS award will pay a pro rata portion of the target award based on the time elapsed during the performance period.	Provides an element of retention for individuals key to driving strategic initiatives while also strengthening pay for performance and linkage to shareholders.

Stock Ownership Requirements	Brunswick adopted fixed-share ownership requirements for the Company’s executive officers because of the difficulty of establishing share ownership guidelines based on salary level multiples in a company with a cyclical business.

	Tier	Management Level	Ownership Requirement
	I	Chief Executive Officer	175,000

	II	Large Group Presidents and Chief Financial Officer	45,000

	III	Other Group Presidents, Controller, Chief Legal Counsel, Chief Human Resources Officer, Vice President – Manufacturing	17,500

	IV	Other Officers	10,000

Senior executives must satisfy these stock ownership requirements within five years from the later of attainment of executive officer status or promotion to a position with a higher ownership requirement. In 2007, the Human Resources and Compensation Committee modified stock ownership requirements such that, for those approaching retirement ownership requirements are reduced as follows: 100 percent of target for those less than age 63; 80 percent of target for those age 63; 60 percent for those 64 and, 50 percent for those age 65 and above.

Executive officers not meeting the requirements have their BPP award automatically deferred into RSUs. Shares owned include: shares directly owned, shares held in trust, share equivalents held in the Company’s tax-qualified defined contribution plans and deferred compensation plans, and RSUs. Unexercised stock options and stock-settled SARs and outstanding performance shares are not counted as “owned.”

All NEOs currently have stock ownership levels that meet or exceed these requirements. Compliance with these ownership requirements is reviewed by the Board of Directors annually.

Claw Backs:  The Human Resources and Compensation Committee can require the repayment of all or a portion of previous BPP and SIP awards or gains from stock options and SARs exercised or RSUs distributed as deemed appropriate by the Human Resources and Compensation Committee in the event of misconduct that causes a restatement of financial results. In addition, for those who have entered into Terms and Conditions of Employment with Brunswick, including each of the NEOs, in 2008, the Human Resources and Compensation Committee expanded the types of payments that the Company would be entitled to recover in the event of a violation of the restrictive covenants to include any severance payments received by the executive and any gain realized as a result of the exercise or vesting of equity awards beginning 12 months prior to termination and ending on the date of payment to the Company.

Post-Employment Compensation: Post-employment compensation elements that are not offered to salaried employees in general are summarized below.
Compensation Element	Why Chosen	How Designed and Determined	Role Within Total Compensation

Supplemental Salaried Pension Plan

There are approximately 28 active employees with non-qualified benefits.

Effective 12/31/2009, the Supplemental Salaried Pension Plan will be frozen and all benefit accruals will cease at that time. Participation thereafter in any supplemental pension plan will be through the Brunswick Restoration Plan.

	Ensures that employees with covered compensation or pension benefits above Internal Revenue Service (IRS) defined benefit qualified plan limits receive the full amount of their intended pension benefits.	The difference between an employee’s earned pension and that permissible by IRS qualified limits is paid on a non-qualified basis by the company and is subject to the claims of creditors.	Provide a retirement benefit that is consistent with those who are not affected by the IRS compensation and benefit limits and reflects an individual’s full career and covered pay earned.
Brunswick Restoration Plan There are approximately 300 participants in this plan.	Ensures that employees with covered compensation or retirement plan contributions above IRS qualified defined contribution plan limits receive the full amount of their intended retirement benefits.	If an employee elects to participate in the Restoration Plan, 401(k) contributions and Brunswick’s match of these contributions above the IRS limit are credited to this plan. In addition, Brunswick profit sharing contributions for eligible employees are automatically credited to their Restoration Plan accounts. This is a non-qualified plan and is subject to the claims of creditors.	Provide a retirement benefit consistent with that of employees who are not affected by the IRS compensation and benefit limits. Without the Restoration Plan, these individuals would not be able to take full advantage of this defined contribution pension program.

Compensation Element	Why Chosen	How Designed and Determined	Role Within Total Compensation
Elective Deferral Plan There are approximately 55 participants who maintain a balance within the plan.	Provides eligible employees the opportunity to save in a tax-advantaged manner.

Eligibility to participate in the Elective Deferral Plan was linked to eligibility to participate in SIP. For 2008, as a result of the elimination of the SIP, the Company decided to suspend participation in the Plan for the foreseeable future.

Furthermore, the plan was amended as a result of the transition rules afforded under Internal Revenue Code (IRC) Section 409A to allow for a voluntary one-time irrevocable election by participants to release their previously deferred vested shares under the plan.

Encourages ownership of Brunswick stock thus increasing alignment of economic interests with shareholders. Provide flexibility in the individual management of long-term savings.
Automatic Deferral Plan Mr. McCoy is currently the only participant who has Automatic Deferrals.	Defers payment of certain compensation that would otherwise be non-tax-deductible to Brunswick by reason of IRC Section 162(m) until six months after employment ends. Deferred amounts that were earned and vested prior to 12/31/2004 are remitted to the executive at such time as tax-deductible by Brunswick.	Senior executives are required to defer receipt of compensation in excess of $1.5 million in order to limit non-deductible compensation under IRC Section 162(m). Financial returns on required automatic deferrals are based on either (i) an interest rate equal to the greater of the prime rate at J.P. Morgan Chase plus 2 percentage points, or Brunswick’s short-term borrowing rate or (ii) securities selected by the participant. The 2 percentage point increment is used to recognize that the NEO does not receive the BPP award otherwise earned until some time in the future, typically upon retirement or other termination of employment.	Preserve tax deductibility of senior executives’ compensation by Brunswick.

Compensation Element	Why Chosen	How Designed and Determined	Role Within Total Compensation
Split-Dollar Life Insurance Replacement 7 individuals, including Messrs McCoy, Hamilton and Lockridge have replacement policies.	To provide an insured death benefit and allow for capital accumulation, split-dollar life insurance was implemented. Changes in tax law and the Sarbanes-Oxley Act eliminated the Company’s ability to offer split-dollar life insurance policies. To meet existing obligations, policies were restructured in January 2004.

Policies were restructured to eliminate loans and approximate as closely as possible the death benefit and cash value at maturity of the policy as originally issued. Premiums were reduced because they no longer had to support repayment of loans. Payments to executives to pay policy premium were structured so that the net present value cost to Brunswick of the program did not increase.

Pre-2003 loans on these policies were grandfathered under Sarbanes-Oxley and remain outstanding. The loans must be repaid when the policy matures.

Executives with split-dollar life insurance replacements do not receive company provided basic life insurance coverage.

Executives hired since 2003 are provided only with basic life insurance coverage on the same terms as other salaried employees.

Terms and Conditions of Employment 17 individuals have agreements, including all NEOs. In 2008, certain terms and conditions were modified to address the requirements of IRC Section 409A.

Describe duties of executive and memorializes “at will” nature of employment relationship.

Set out a detailed listing of the executive’s compensation, benefits, and perquisites.

Consolidate restrictive covenants that exist during and after employment (e.g. non-competition, confidentiality, non-solicitation).

Establish and limit compensation and benefits to which an executive is entitled in the event of termination.

Agreements define severance terms if Brunswick terminates the executive’s employment without cause or the executive terminates for Good Reason (as defined below):

•        Termination following a Change in Control (as defined below): severance payment of three times the sum of the annual base salary and target BPP and SIP incentives and other benefits and perquisites for up to 36 months, including retirement benefits. With respect to the SIP, any termination of employment after December 31, 2010, shall exclude SIP incentives from the severance calculation. Furthermore, all equity awards held by the executive will become fully vested and, if applicable, immediately exercisable and will remain outstanding pursuant to their terms. All PS awards, other than the 2008 PS award, will be deemed to have been earned at maximum performance levels. Benefits will be reduced by up to 10 percent to avoid tax gross-up

Help assure retention of executive experience, skills, knowledge, and background for the benefit of the Company, and the efficient achievement of the long-term strategy of the Company.

Reinforce and encourage continued attention and dedication to duties without distraction arising from the possibility of a Change in Control.

Have senior executives agree to provisions relating to non-competition and non-solicitation.

Compensation Element	Why Chosen	How Designed and Determined	Role Within Total Compensation

on benefits in excess of IRC Section 280G excess parachute payment limit. With respect to the 2008 PS award, upon a Change-in-Control, a pro rata portion of the target award will vest based on the number of days that have elapsed since the beginning of the performance period.

•        Termination other than following a Change in Control: severance payment of two times for Chairman and Chief Executive Officer, and 1.5 times for the other NEOs, the sum of base salary, BPP (at the discretion of Chairman and Chief Executive Officer for the other NEOs), and other benefits and perquisites for up to 24 months for the Chairman and Chief Executive Officer and up to 18 months for other NEOs, including retirement benefits.

•        Brunswick may terminate the Terms and Conditions of Employment upon six months notice, except that after a Change in Control, Brunswick may not terminate until the second anniversary of the Change in Control.

•        There are no severance benefits for those terminating due to death, long-term disability or for cause.

“Change in Control” means any of the following:

•        An acquisition by any individual, entity, or group of beneficial ownership of 25 percent or more of Brunswick’s common stock or voting stock;

•        A change in Board composition such that incumbent members cease to constitute a majority of the Board;

Compensation Element	Why Chosen	How Designed and Determined	Role Within Total Compensation

•        The consummation of a merger, reorganization, consolidation, or sale or other disposition of all or substantially all of the assets of the company; or

•        The approval by shareholders of a complete liquidation or dissolution of the Company.

“Good Reason” means any of the following without the executive’s express written consent:

•        Material breach of provisions of employment agreement;

•        Failure to provide benefits generally provided to similarly situated senior executives;

•        Reduction in title, authority or responsibility;

•        Reduction in compensation not applicable to similarly situated senior executives;

•        Relocation beyond a reasonable commuting distance;

•        Following a Change in Control, failure to obtain a satisfactory agreement from any successor to assume and agree to abide by employment agreement terms; and

•        Following a Change in Control, reduction in nature, scope or status of authorities or duties.

These reasons protect executives from being effectively demoted or having their pay reduced in an effort to force them to quit.

In addition, the CEO may terminate employment during the 30-day period commencing on the first anniversary of a Change in Control and receive severance.

Compensation Element	Why Chosen	How Designed and Determined	Role Within Total Compensation

The Terms and Conditions of Employment contain noncompetition and nonsolicitation restrictive covenants effective during the two-year period following termination of employment, and nondisclosure and nondisparagement restrictive covenants effective at all times.

Finally, the Human Resources and Compensation Committee expanded the types of payments that the Company would be entitled to recover in the event of a violation of the restrictive covenants to include any severance payments received by the executive and any gain realized as a result of the exercise or vesting of equity awards beginning 12 months prior to termination and ending on the date of payment to the Company.

Perquisites: Outlined below are the benefits for NEOs that are not offered to salaried employees in general. These low-cost, but highly valued perquisites help NEOs enhance their understanding of Brunswick products; and protect their physical and financial health and thus Brunswick’s investment in their development. Prior to 2008, financial planning, excess liability insurance and home security perquisites were cancelled.
Compensation Element	Why Chosen	How Designed and Determined
Executive Product Program	The product program is designed to encourage the use of Brunswick products to enhance understanding and appreciation of Brunswick’s businesses and identify product and business enhancement opportunities.	NEOs are provided with Brunswick products as follows: NEOs who serve as directors and the Chief Financial Officer are each eligible to select products with an aggregate annual value of up to $15,000. Other NEOs are each eligible to select products with an aggregate annual value of up to $10,000 annually.
Boat Usage In 2008, the Company suspended the boat usage program.	To encouraging active participation in boating.	Boats may be made available for use to select senior executives for marketing purposes, hosting of civic events and personal use.
Executive Physical Program	A physical examination program for senior executives was established to protect Brunswick’s investment in its leadership.	Senior executives are required by the Human Resources and Compensation Committee to have an annual physical examination and have rapid access to healthcare providers.
Personal Aircraft Usage

In response to economic conditions and the competitive trend toward reduced perquisites, personal aircraft usage has been eliminated for our fiscal year ending December 31, 2009 and beyond.

To provide for ready access to many remote plant locations Brunswick historically owned several aircraft.

Prior to our fiscal year ending December 31, 2009, personal use of corporate aircraft by the Chairman and Chief Executive Officer:

•        Provided for the security of the Chairman and Chief Executive Officer.

•        Allowed more effective use of limited personal time effectively.

The Chairman and Chief Executive Officer and his family were able to use Company aircraft for personal use up to 50 hours per year, with Company-paid tax gross-up on imputed income. Above 50 hours of personal usage there was no tax gross-up.
	Other NEOs were able to use Company aircraft if available, for personal purposes prior to our fiscal year ending December 31, 2009.	Other NEOs were able to use Company aircraft as approved by the Chairman and Chief Executive Officer.

Tax Deductibility of Executive Compensation:

Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of executive compensation paid to the Chief Executive Officer and the three other most highly compensated officers other than the Chief Financial Officer of a public company to $1,000,000 per year. Compensation that is “performance-based” under the Internal Revenue Code’s definition is exempt from this limit. The Human Resources and Compensation Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws to the extent practicable. Income related to stock appreciation rights and stock options granted under our equity compensation plans generally qualifies for an exemption from these restrictions imposed by Section 162(m). Furthermore, under the Company’s Automatic Deferred Compensation Plan, participants are required to defer any annual earnings in excess of $1.5 million to protect the tax deductibility to the Company of such compensation under Section 162(m) of the Internal Revenue Code. In the future, the Human Resources and Compensation Committee will continue to evaluate the appropriateness of qualifying the Company’s executive compensation for full deductibility.

Total Compensation Decisions:

Total compensation decisions normally are made by the Human Resources and Compensation Committee and Board of Directors at their first meetings of each year. Decisions with respect to the previous year’s performance and resulting BPP awards, as well as equity awards and base salary increases for the current year, are made at this meeting. Base salary increases are generally effective the first full pay period in April.

Brunswick has not adopted a formal policy regarding the granting of equity awards when the Company is in possession of material non-public information. However, equity grant terms and conditions and number of shares for NEOs and other senior executives are reviewed and approved by the Human Resources and Compensation Committee at this first meeting of the year, which is generally held the week after Brunswick publicly discloses its financial results for the previous year. The effective date of NEO equity grants is typically one week after the Human Resources and Compensation Committee meeting. The exercise price is set at 100 percent of the closing price on the effective date. Equity grants for new hires, if applicable, are made on the first business day of the month following Brunswick’s quarterly earnings release. A 2006 review of equity grant dates for a 10 year period did not identify any equity grant backdating issue at Brunswick. With respect to 2009, provided that the shareholders approve the amendment to the 2003 Stock Incentive Plan to increase the number of authorized shares, it is contemplated that the Human Resources and Compensation Committee would consider a grant of equity awards shortly after the Annual Meeting of Shareholders in May.

Human Resources and Compensation Committee Report (CCR)

Compensation Committee Report

The Human Resources and Compensation Committee reviewed and discussed the Compensation Discussion & Analysis with the Chairman and Chief Executive Officer.

Based on that review and discussion, the Committee recommended to the Board of Directors of Brunswick Corporation that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and the Company’s Proxy Statement to be filed in conjunction with the Company’s 2009 Annual Meeting.

Manuel A. Fernandez, Chairman

Graham H. Phillips

Anne E. Bélec

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation earned by each of the Company’s NEOs for the year ended December 31, 2008.

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
Dustan E. McCoy	2008	$888,577	$ -	$ 81,267	$1,788,929	$ -	$ 58,232	$ 320,796	$3,137,801
Chairman and Chief Executive Officer	2007	876,077	-	662,476	911,118	483,600	121,257	344,272	3,398,800
	2006	800,000	-	814,173	636,321	328,000	94,034	894,265	3,566,793
Peter B. Hamilton	2008	$144,038	$ -	$ -	$ 6,532	$ -	$ 9,367	$ 465,909	$625,846
Senior Vice President and Chief Financial Officer	2007	92,596	-	4,070	-	-	77,593	2,044,155	2,218,414
	2006	530,961	-	360,404	85,143	290,137	758,308	189,669	2,214,622

B. Russell Lockridge (7)	2008	$352,096	$ -	$172,417	$ 168,813	$ -	$ -	$ 83,333	$776,659
Vice President, Chief Human Resources Officer	2007	347,007	-	185,315	96,005	119,700	-	147,553	895,580

Andrew E. Graves (8)	2008	$371,731	$ -	$117,700	$ 158,358	$ -	$ -	$ 74,342	$722,131
Vice President & President - US Marine & Outboard Boats

Alan L. Lowe (8)	2008	$283,442	$ -	$146,606	$ 184,708	$ -	$ -	$ 61,581	$676,337
Vice President & Corporate Controller

Peter G. Leemputte (9)	2008	$373,290	$ -	$ -	$ 365,454	$ -	$ -	$ 116,244	$854,988
Former Senior Vice President and Chief Financial Officer	2007	488,236	-	301,565	244,370	224,600	-	205,042	1,463,813
	2006	443,262	-	455,207	186,258	181,700	-	227,210	1,493,637

(1)	The amounts shown in this column constitute actual base salary paid. Annual salaries as of December 31, 2008, were:

McCoy	Hamilton	Lockridge	Graves	Lowe

$906,000	$535,000	$359,000	$390,000	$289,000

(2)	The amounts shown in this column constitute the accrued expense relating to restricted stock units (RSUs) and performance shares granted under the 2003 Stock Incentive Plan. Shares are expensed pursuant to Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (FAS 123R). For assumptions used in the valuation of such awards, see Note 16 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. For further information on these awards, see the Grants of Plan-Based Awards table.

(3)	The amounts shown in this column constitute the accrued expense of stock-settled stock appreciation rights (SARs) and non-qualified stock options granted under the 2003 Stock Incentive Plan. For assumptions used in the valuation of such awards, see Note 16 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. For further information on these awards, see the Grants of Plan-Based Awards table.

(4)	The amounts shown in this column constitute payments made under the annual Brunswick Performance Plan (BPP) and mid-term Strategic Incentive Plan (SIP). Payments under these plans for each of the NEOs are:

	McCoy		Hamilton		Lockridge		Graves		Lowe
	BPP	SIP	BPP	SIP	BPP	SIP	BPP	SIP	BPP	SIP

2008	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -

2007	$ -	$483,600	$ -	$ -	$ -	$119,700	n/a	n/a	n/a	n/a

2006	$ -	$328,000	$72,437	$217,700	n/a	n/a	n/a	n/a	n/a	n/a

From these payments, the following amounts were deferred in February 2008 for 2007 payments and February 2007 for 2006 payments:

	McCoy		Hamilton		Lockridge		Graves		Lowe
	BPP	SIP	BPP	SIP	BPP	SIP	BPP	SIP	BPP	SIP

2007	$ -	$379,000	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$19,160

2006	$ -	$254,576	$72,437	$217,700	n/a	n/a	n/a	n/a	n/a	n/a

(5)	The amounts shown in this column include:

•

For Mssrs. McCoy and Hamilton, above-market interest paid on required automatic deferrals. Senior executives with compensation in excess of $1.5 million that is not qualified under Section 162(m) of the Internal Revenue Code automatically have such excess compensation deferred. Deferred cash equivalent balances are credited with (i) an interest rate equal to the greater of the prime rate at JP Morgan Chase plus 2 percent (plus 4 percent prior to 2008), or Brunswick’s short-term borrowing rate or (ii) returns on securities selected by the officer. Interest earned on securities selected by the officer is a market rate of return and is therefore not included in this column. Interest credited to deferred cash equivalent balances in excess of 120 percent of the IRS Applicable Federal Rate is as follows:

	McCoy	Hamilton

2008	$58,232	$ -

2007	$121,258	$59,923

2006	$94,034	$285,895

•	The aggregate of the increase in actuarial values of benefits under Brunswick’s Salaried Pension Plan and Supplemental Pension Plan is as follows:

Hamilton

2008	$9,367

2007	$17,670

2006	$472,413

•	The total disclosed for 2007 has been adjusted down to reflect amounts erroneously reported last year in the Summary Compensation Table.

(6)	The amounts shown in this column include the following:

Defined Contribution Plan Contributions:  Brunswick contributions to defined contribution programs, including both qualified and non-qualified (to provide for contributions in excess of IRS limits) per the contribution formulas detailed in the Narrative to Non-Qualified Deferred Compensation Table:

	McCoy	Hamilton	Lockridge	Graves	Lowe
Qualified
2008	$22,500	$5,762	$22,689	$22,700	$22,500
2007	$9,700	$3,578	$15,600	n/a	n/a
2006	$13,229	$3,125	n/a	n/a	n/a

Non-Qualified
2008	$104,749	$ -	$23,100	$27,529	$16,412
2007	$109,186	$4,082	$33,444	n/a	n/a
2006	$202,300	$5,521	n/a	n/a	n/a

Financial Counseling:  This benefit was eliminated effective January 1, 2008. Through 2007, Brunswick offered financial counseling services, including tax preparation, to officers through The Ayco Company, L.P. Messrs McCoy and Hamilton were reimbursed for financial counseling provided by a firm with which they have had an ongoing relationship. The incremental cost to the Company attributable to these services is based on the actual dollars reimbursed in the cases of Messrs McCoy and Hamilton, and for all others the actual contracted rate charged by The Ayco Company to perform these services and is as follows:

	McCoy	Hamilton	Lockridge	Graves	Lowe

2008	$-	$ -	$ -	$ -	$ -

2007	$18,000	$ -	$9,060	n/a	n/a

2006	$18,000	$13,000	n/a	n/a	n/a

Product Program:  In 2005, Brunswick adopted a product program for officers. This program is designed to encourage the use of Brunswick products to enhance understanding and appreciation of Brunswick’s businesses and identify product integration opportunities. Officers who serve as directors and the Chief Financial Officer are each eligible to select products with an aggregate annual value of up to $15,000. Other officers are each eligible to select products with an aggregate annual value of up to $10,000 annually. Previously, unused amounts could be carried over to subsequent years, but were subject to forfeiture if not used by March 15, 2007. This carryover feature has since been removed from the program. Because of the payroll and tax reporting cutoffs, the gross-ups reported are related to the taxable benefit reported for the year, not necessarily the incremental cost to the company during the year. As such, the gross-ups listed below may exceed the product cost in some instances. The incremental cost of products selected, based on wholesale cost and gross-ups for the payment of taxes in the current period, are as follows:

	McCoy		Hamilton		Lockridge		Graves		Lowe
	Cost	Gross-up	Cost	Gross-up	Cost	Gross-up	Cost	Gross-up	Cost	Gross-up
2008	$14,021	$15,751	$-	$-	$3,339	$2,435	$8,377	$8,761	$9,980	$6,273
2007	$6,569	$4,280	$33,151	$21,599	$28,827	$18,782	n/a	n/a	n/a	n/a
2006	$25,265	$16,461	$8,464	$5,515	n/a	n/a	n/a	n/a	n/a	n/a

Boat Program:  Brunswick encourages active participation in boating on the part of Company officers. Boats made available to officers are used for marketing purposes, hosting of civic events, personal usage and to enhance product knowledge. Due to cost reduction efforts the Boat Program was suspended for 2008. The amounts reported are based on incremental cost to the Company, which consists of incremental dealer discounts plus slip fees, fuel and other incidentals, such as cleaning and repairs. The incremental cost to the Company attributable to personal usage, and gross-ups for the payment of taxes in the current period, are as follows:

	McCoy		Hamilton		Lockridge		Graves		Lowe
	Cost	Gross-up	Cost	Gross-up	Cost	Gross-up	Cost	Gross-up	Cost	Gross-up
2008	$ -	$ -	$-	$-	$-	$-	$-	$-	$-	$-
2007	$ 2,908	$ 1,287	$-	$-	$-	$-	n/a	n/a	n/a	n/a
2006	$156,518	$ 66,160	$463	$199	n/a	n/a	n/a	n/a	n/a	n/a

Personal Use of Company Aircraft:  The use of Company aircraft for personal use has been eliminated. The amounts reported are based on incremental cost to the Company, which consists of an hourly cost of operating the aircraft, including fuel, maintenance and other variable costs such as meals, lodging and overtime for the crew and other incidentals, such as cleaning and repairs. The incremental cost to the Company attributable to personal use of corporate aircraft, including travel to meetings of the boards of directors of other companies, and gross-ups for the payment of taxes in the current period, are as follows:

	McCoy		Hamilton		Lockridge		Graves		Lowe
	Cost	Gross-up	Cost	Gross-up	Cost	Gross-up	Cost	Gross-up	Cost	Gross-up
2008	$ 95,518	$19,632	$ -	$-	$2,517	$-	$-	$-	$-	$-
2007	$114,591	$27,722	$ -	$-	$-	$594	n/a	n/a	n/a	n/a
2006	$108,298	$18,915	$5,783	$691	n/a	n/a	n/a	n/a	n/a	n/a

Relocation:  Mr. McCoy’s promotion to Chairman and Chief Executive Officer resulted in his relocation from Knoxville, Tennessee, to Lake Forest, Illinois. Brunswick’s standard relocation policy would have provided Mr. McCoy with a three-year cost of living allowance, paid annually, totaling $138,822 net of taxes. This allowance is largely attributable to higher state taxes and housing costs in Illinois. In lieu of this allowance, a one-time payment of $100,000 was made to Mr. McCoy in 2006. Additionally, direct costs related to his moving expenses totaled $95,176 in 2006.

Life Insurance:  The Sarbanes-Oxley Act of 2002 prohibits loans to executive officers. This loan prohibition, combined with changes in taxation of split-dollar life insurance, forced Brunswick to restructure existing split-dollar life insurance policies. Policies were restructured in 2004 such that the net present value cost to Brunswick did not increase. Executives are now responsible for payment of annual premiums and keeping their policies current. Annual payments related to premiums are:

	McCoy	Hamilton	Lockridge
2008	$38,865	$130,935	$29,172
2007	$38,865	$130,935	$29,172
2006	$38,865	$130,935	n/a
Policy Maturity Date	7/1/2014	1/1/2012	7/1/2014

These individuals are not provided any life insurance through the Company’s basic life program for employees.

Severance:  Severance paid to Mr. Hamilton as a result of his departure from the Company in 2007:

Hamilton
2008	$329,213
2007	$1,848,805

Other Benefits:  Each of the NEOs also received some or all of the following perquisites and other personal benefits, none of which exceeded $25,000 or 10 percent of the perquisites and other personal benefits for that NEO: (a) an annual executive physical examination, (b) 24/7 healthcare concierge service, (c) home security, (d) excess liability insurance, (e) spouse travel, and (f) a holiday gift. The aggregate of gross-ups provided to each NEO in relation to these items is as follows:

	McCoy	Hamilton	Lockridge	Graves	Lowe

2008	$ 945	$ -	$ -	$945	$945

2007	$1,508	$1,031	$1,830	n/a	n/a

2006	$8,962	$2,190	n/a	n/a	n/a

(7)	Mr. Lockridge was not a named executive officer in the Company’s 2007 Proxy Statement. Therefore, this table does not provide 2006 data for him.

(8)	Messrs. Graves and Lowe were not named executive officers in the Company’s 2007 and 2008 Proxy Statements. Therefore, this table does not provide 2006 and 2007 data for them.

(9)	Mr. Leemputte left Brunswick on September 19, 2008. Items included in Mr. Leemputte’s compensation are as follows:

Payment made under the SIP: $224,600 in 2007 and $181,700 in 2006. The incremental cost to the Company for personal boat usage and related taxes: $2,196 and $951, respectively, in 2007 and $1,109 and $468, respectively, in 2006. The incremental cost to the Company attributable to financial planning services: $9,060 in 2007 and $8,950 in 2006. The incremental cost to the Company for personal aircraft usage: $11,468 in 2008, $46,355 in 2007 and $16,120 in 2006. The incremental cost of products selected under the product program and related taxes: $5,796 and $3,776, respectively, in 2008, $17,040 and $11,102, respectively, in 2007 and $11,187 and $7,288, respectively, in 2006. The tax gross-up on holiday gifts received: $560 for 2007 and $285 for 2006.

The accrued expense relating to RSUs granted under the 2003 Stock Incentive Plan: $455,207 for 2007 and $301,565 in 2006. The accrued expense relating to SARs and non-qualified stock options granted under the 2003 Stock Incentive Plan: $365,454 in 2008, $244,370 in 2007 and $186,258 in 2006. Brunswick contributions for qualified defined contribution programs: $9,200 in 2008, $9,000 in 2007 and $8,800 in 2006. Brunswick contributions for non-qualified defined contribution programs: $41,412 in 2008, $61,390 in 2007 and $136,098 in 2006. Payments made for the purchase of additional life insurance: $25,159 in 2008, $25,159 in 2007 and $25,159 in 2006.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Award ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Dustan E. McCoy	1/1/2008	$333,216	$1,332,866	$2,665,731
	2/28/2008								567,900 (2)	$17.06	$3,320,738
	3/13/2008				150,000	300,000	450,000				$4,746,000
Peter B. Hamilton	9/15/2008	$ 45,012	$ 180,048	$ 360,095
	9/15/2008				30,000	60,000	90,000				$ 771,600
	11/3/2008								100,000 (3)	$ 3.59	$ 123,320
B. Russell Lockridge	1/1/2008	$ 88,024	$ 352,096	$ 704,192
	2/28/2008								66,300 (2)	$17.06	$ 387,683
	3/13/2008				17,500	35,000	52,500				$ 553,700
Andrew E. Graves	1/1/2008	$ 92,932	$ 371,731	$ 743,462
	2/28/2008								65,700 (2)	$17.06	$ 384,174
	3/13/2008				17,500	35,000	52,500				$ 553,700
Alan L. Lowe	1/1/2008	$ 70,860	$ 283,442	$ 566,884
	2/28/2008								53,600 (2)	$17.06	$ 313,421
	3/13/2008				10,000	20,000	30,000				$ 316,400

(1)	Consists of targeted awards under the 2008 Brunswick Performance Plan (BPP). Although targets were met and or in some cases exceeded, Management decided to forgo any payment under the BPP for 2008.

(2)	Consists of SARs awarded under the 2003 Stock Incentive Plan. Awards vest one-fourth on each of the first through fourth anniversaries of the grant date.

(3)	Consists of SARs awarded under the 2003 Stock Incentive Plan. Award vests on the third anniversary of the date of grant.

(4)

Consists of performance shares awarded under the 2003 Stock Incentive Plan. Performance shares convert to shares of Brunswick common stock at the end of a three-year performance period based on performance against the following criteria: Sales Per Salaried Employee (7% increase vs. 2007), Sales Per Capital Employed (3.2) and Return on Capital Employed (11%). Payout of 50 percent to 125 percent of target award is based solely on performance against these performance criteria. An additional 25 percent of target award could be earned if stock price exceeds $25 and relative total shareholder return versus the S&P 500 is equal to or greater than the 60th percentile. In addition, there will be a minimum Company stock price threshold of $20 per share prior to any award being earned. No shares have vested as of December 31, 2008.

FISCAL YEAR-END VALUE OF ANNUAL TOTAL DIRECT COMPENSATION

The table below summarizes the total value, determined as of December 31 of each of the Company’s two most recent fiscal years, to which the Company refers as “direct compensation” (equal to the sum of the executive’s base salary, annual incentives and long-term incentives), for each of the Company’s NEOs for the relevant year.

This table differs from the Summary Compensation Table because it shows the values, based on the Company’s stock price as of the end of the relevant fiscal year, of the equity awards that were granted to each of the Company’s NEOs during such year, rather than the Company’s compensation expense recognized in connection with such awards for financial statement purposes, which is required pursuant to the applicable disclosure rules for equity-based awards.

The values in the “Stock Awards” column constitute the value, as of December 31, of the shares subject to RSUs (in 2007 for NEOs other than Mr. McCoy) and PSs (in 2007 for Mr. McCoy and in 2008 for all NEOs) based on the amount that would have been delivered pursuant to awards granted during the year, assuming that December 31 was the last day of the performance period. This column does not show any values for the PSs in 2008 because each such PS award requires Brunswick’s stock to achieve a minimum average share price threshold of $20 over the last 20 business days of the performance period in order to vest, and this price was not realized as of December 31, 2008. For 2007, the values of RSUs (for NEOs other than Mr. McCoy) and PSs (for Mr. McCoy) were determined based on the number of shares underlying the awards multiplied by the Company’s closing price of $17.05 on December 31, 2007.

With the exception of Mr. Hamilton, all option awards were underwater as of December 31 of the respective grant years and, as such, no value is shown in the “Option Awards” column. Mr. Hamilton’s November, 2008 grant reflects some value based on the exercise price of $3.59 versus the closing price of the Company stock at December 31, 2008, of $4.21.

The amounts represented in the “Non-Equity Incentive Plan Compensation” column reflect amounts earned with respect to the BPP and SIP plan for 2007 as detailed in the footnotes of the Summary Compensation Table.

Name	Year	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Total
Dustan E. McCoy	2008	$888,577	$-	$-	$ -	$888,577
	2007	876,077	443,300	-	483,600	1,802,977
Peter B. Hamilton	2008	$144,038	$-	$62,000	$ -	$206,038
	2007	92,596	-	-	-	92,596
B. Russell Lockridge	2008	$352,096	$-	$-	$ -	$352,096
	2007	347,007	30,690	-	119,700	497,397
Andrew E. Graves	2008	$371,731	$-	$-	$ -	$371,731
	2007	345,385	201,190	-	201,400	747,975
Alan L. Lowe	2008	$283,442	$-	$-	$ -	$283,442
	2007	277,576	23,870	-	160,800	462,246

Narrative to Summary Compensation Table and Plan-Based Awards Table

Terms and Conditions of Employment

In January 2007, executive Terms and Conditions of Employment were modified to incorporate a “double trigger” (effective termination of employment by the Company following a Change in Control of the Company) for senior executives other than the Chairman and Chief Executive Officer, rather than the “modified single trigger” (executive decision to terminate employment following a Change in Control of the Company) in earlier agreements. In addition to incorporating a double trigger, agreements were revised to include all employment terms and conditions. The Terms and Conditions of Employment confirm that employment is at will and outline the senior executives’ roles and responsibilities and the compensation and benefits provided in exchange for their services. Eligibility for certain perquisites is also addressed.

AMENDMENTS TO TERMS AND CONDITIONS OF EMPLOYMENT

In December 2008, the Terms and Conditions of Employment were modified in connection with new requirements under Internal Revenue Code Section 409A. The primary changes are as follow:

Category	Previous Provisions	Amended Provisions
Good Reason Procedures	Provides 15-day notice of termination period (e.g., “cure” period), with no time limit identified in which employment could terminate.	Provide for a 30-day (for CEO) or 60-day (for other officers) notice of termination period (“cure”), and that actual termination must occur by second anniversary of the date the action giving rise to Good Reason takes place.
Severance Prior to a CIC	Severance paid in monthly installments over 24 (for CEO) or 18 (for others) months following date of termination.	Severance paid in monthly installments until March 15th of the calendar year following termination, and then remainder paid in a lump sum.
Walk-Away Right/Term Expiration (CEO only)	Walk-away right in 13th month following a CIC, with contract term continuing until the second anniversary of CIC.	Walk-away right in 13th month following a CIC, with contract term ending after such 13th month.
Strategic Incentive Plan (SIP)	Participation in the SIP, and targeted SIP bonus used to determine severance payment amounts.	No further SIP participation, and targeted SIP bonus for the 2006-2007 period will be used to determine severance payment amounts for post-CIC terminations on or before December 31, 2010.
Performance Share Awards (officers other than the CEO)	Upon termination following a Change in Control, all performance share awards will be paid at the maximum level.	Treatment of performance share awards will be determined by the applicable award agreements or award terms (including 2008 performance share grant, which would pay pro rata).

In addition, the amendments expand the types of payments that the Company would be entitled to recover in the event of a violation of the restrictive covenants to include any severance payments received by the executive.

The Terms and Conditions of Employment also contain provisions regarding termination of employment. Please see Other Potential Post-Employment Payments for an additional discussion of the Terms and Conditions of Employment.

Awards

Grants of performance shares were made to all NEOs in 2008 pursuant to the Brunswick 2003 Stock Incentive Plan. For details regarding how the final award is determined, see the discussion of performance shares under “Compensation Element” in the Compensation Discussion & Analysis.

Grants of SARs were made to all NEOs in 2008 pursuant to the Brunswick 2003 Stock Incentive Plan. SARs are granted annually and typically vest one-fourth on each of the first through fourth anniversaries of the grant date. The number of shares represented by the SARs awarded under the annual grant is as follows: Mr. McCoy, 567,900 shares; Mr. Lockridge, 66,300 shares; Mr. Graves, 65,700; and Mr. Lowe, 53,600 shares. Mr. Hamilton’s 2008 SAR grant of 100,000 shares was designed primarily as a retention incentive and, as such, vests 100% on the third anniversary of the grant.

In 2008, potential awards were granted to the NEOs under the 2008 BPP. Payout of BPP is contingent on attainment of established financial and strategic goals, weighted 40 percent and 60 percent, respectively. Messrs McCoy, Hamilton, Lockridge and Lowe were on the corporate BPP. Their BPP financial measures were weighted 40 percent on EPS and 60 percent on BVA. Their BPP strategic measures were weighted 50 percent on the achievement of two corporate goals and 50 percent on the consolidated results of the division goals. Mr. Graves was on divisional BPP in his role as President – US Marine and Outboard Boat Group. His BPP financial measures were weighted 100 percent on BVA for his businesses. His BPP strategic measures were weighted 50 percent on the achievement of two corporate goals and 50% on the achievement of goals for his businesses. Although the Company achieved certain of the measures under the Plan, Management decided to forgo any payment of any incentive amounts under the plan to all participants (including the NEOs) in light of continued uncertainties in the marketplace and the need to maintain liquidity.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards (1)					Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested	Market Value of Shares or Units of Stock Held That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Dustan E.	6,000	-	-	$21.83	4/30/2013	26,713	$112,461	8,666	$36,484
McCoy	12,000	-	-	$38.36	2/18/2014	2,297	$9,672	22,533	$94,864
	15,000	5,000	-	$46.12	1/31/2015			300,000	$1,263,000
	75,000	75,000	-	$39.15	2/14/2016
	45,000	135,000	-	$33.00	2/13/2017
	-	567,900	-	$17.06	2/28/2018
Peter B.	40,000	-	-	$22.88	4/21/2009	-	-	60,000	$252,600
Hamilton	45,000	-	-	$18.88	7/26/2010
	90,000	-	-	$19.92	2/6/2011
	12,000	-	-	$21.83	4/30/2013
	12,000	-	-	$38.36	2/18/2014
	11,250	3,750	-	$46.12	1/31/2015
	-	100,000	-	$3.59	11/3/2018
B. Russell	3,500	-	-	$21.83	4/30/2013	1,389	$5,848	35,000	$147,350
Lockridge	7,000	-	-	$38.36	2/18/2014	1,031	$4,341
	9,000	3,000	-	$46.12	1/31/2015	10,685	$44,985
	6,000	6,000	-	$39.15	2/14/2016	1,888	$7,950
	4,000	12,000	-	$33.00	2/13/2017
	-	66,300	-	$17.06	2/28/2018
Andrew E.	6,000	2,000	-	$39.45	11/8/2015	1,069	$4,498	35,000	$147,350
Graves	2,500	2,500	-	$39.15	2/14/2016	1,888	$7,950
	4,000	12,000	-	$33.00	2/13/2017	10,491	$44,165
	-	65,700	-	$17.06	2/28/2018
Alan L.	5,000	-	-	$27.21	9/22/2013	1,389	$5,848	20,000	$84,200
Lowe	7,000	-	-	$38.36	2/18/2014	723	$3,044
	9,000	3,000	-	$46.12	1/31/2015	8,548	$35,988
	6,000	6,000	-	$39.15	2/14/2016	1,469	$6,183
	3,250	9,750	-	$33.00	2/13/2017
	-	53,600	-	$17.06	2/28/2018
Peter G. Leemputte	-	-	-			-	-	-	-

(1)	Options typically vest at a rate of 25 percent per year over the first four years of the 10-year option term, except that Mr. Hamilton’s grant on November 3, 2008 vests 100 percent at the end of three years from the date of grant.

(2)

Annual RSU grants and RSUs awarded under the annual SIP premium vest three years from date of grant. Retention RSUs awarded in 2006 vest 100 percent at the end of four years from the date of grant. Performance shares convert to shares of Brunswick common stock at the end of a three-year performance period based on performance against the following criteria: Sales Per Salaried Employee (7% increase vs. 2007), Sales Per Capital Employed (3.2) and Return on Capital Employed (11%). Payout of 50 percent to 125 percent of target award is based solely on performance against these performance criteria. An additional 25 percent of target award could be earned if stock price exceeds $25 and relative total shareholder return versus the S&P 500 is equal to or greater than the 60th percentile. In addition, there is a minimum Company stock price threshold of $20 per share prior to any award being earned.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards (1,2,3)
Name	Number of Shares Acquired On Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

Dustan E. McCoy	-	$ -	8,413	$147,361
Peter B. Hamilton	-	$ -	-	$ -
B. Russell Lockridge	-	$ -	2,083	$ 37,809
Andrew E. Graves	-	$ -	-	$ -
Alan L. Lowe	-	$ -	2,184	$ 38,684
Peter G. Leemputte	-	$ -	3,843	$ 64,538

(1)	Includes the following number of vested RSUs awarded under the annual SIP premium deferred on February 14, 2005, and vesting on January 15, 2008, using a market price of $15.18 per share:

	McCoy	Hamilton	Lockridge	Graves	Lowe	Leemputte

Shares	-	-	-	-	404	-
Value	$ -	$ -	$ -	$ -	$6,133	$ -

(2)	Includes the following number of vested RSUs awarded on February 14, 2006, and vesting on February 14, 2008, using a market price of $17.35 per share:

	McCoy	Hamilton	Lockridge	Graves	Lowe	Leemputte

Shares	2,262	-	1,015	-	712	-
Value	$39,246	$ -	$17,610	$ -	$12,353	$ -

(3)	Includes the following number of vested RSUs awarded under the annual SIP premium vesting because age and years of service equal 65 using a market price of $17.06 per share:

	McCoy	Hamilton	Lockridge	Graves	Lowe	Leemputte

Shares	4,443	-	-	-	-	-
Value	$75,798	$ -	$ -	$ -	$ -	$ -

PENSION BENEFITS

Name (1)	Plan Name	Number of Years Credited Service (2,3)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year

Peter B. Hamilton	Salaried Pension Plan	11.17	$1,023,810	$88,093

	Supplemental Salaried Pension Plan	23.67	$3,531,594	$303,874

(1)	Mr. Hamilton is the only NEO who is a participant in the Salaried Pension Plan or the Supplemental Salaried Pension Plan.

(2)	Upon rejoining Brunswick on September 15, 2008, Mr. Hamilton began participation in the Brunswick Rewards defined contribution plan and is no longer accruing a benefit under the defined benefit pension plan.

(3)	Under an agreement with Brunswick, Mr. Hamilton’s years of service credited under the Supplemental Salaried Pension Plan include credit for 12.5 years of service with a previous employer. Mr. Hamilton’s pension under this plan is reduced by the pension he receives from that employer. The values shown in the above table include this reduction.

Narrative to Pension Benefits Table

The Salaried Pension Plan is a non-contributory plan providing for benefits following retirement under a formula based upon age, years of participation in the plans up to 30 years and the average of the three highest consecutive years’ earnings (salaries, annual BPP and commissions, but excluding payouts under the SIP). Participation in the salaried pension plan is frozen, with no new participants being added after April 1, 1999. Effective December 31, 2009, all benefit accruals will be frozen and all remaining salaried pension plan participants will become eligible for the Company’s primary Defined Contribution Plan, The Rewards Plan, as of January 1, 2010.

Assumptions used in determining the present value of accumulated benefit are as follow:

•	Retirement at age 65
•	Pre- and Post-Retirement Mortality according to the RP2000 Generational Combined White-Collar Adjustment Table for annuity benefits
•	6.25 percent discount rate for annuity benefits

NON-QUALIFIED DEFERRED COMPENSATION

Restoration Plan

Name	Executive Contributions in Last FY (1)	Company Contributions in Last FY (1)	Earnings in Last FY	Withdrawals / Distributions	Balance at Last FYE

Dustan E. McCoy	$258,935	$104,749	$61,355	$ -	$2,417,854
Peter B. Hamilton	-	-	-	-	-
B. Russell Lockridge	14,508	23,100	(32,887)	-	724,978
Andrew E. Graves	17,157	27,529	(10,094)	-	63,763
Alan L. Lowe	15,597	16,412	(93,397)	-	209,901
Peter G. Leemputte	18,395	41,412	(277,408)	-	1,255,533

Elective Incentive Deferred Compensation Plan

Name	Executive Contributions in Last FY (1)	Company Contributions in Last FY (1)	Earnings in Last FY (2)	Withdrawals / Distributions	Balance at Last FYE

Dustan E. McCoy	$101,575	$20,315	($257,799)	$ -	$754,999
Peter B. Hamilton	-	-	-	-	-
B. Russell Lockridge	-	-	($362,995)	-	$350,340
Andrew E. Graves	-	-	-	-	-
Alan L. Lowe	$19,160	$3,832	($98,776)	-	$32,923
Peter G. Leemputte	-	-	($59,286)	$230,622	$9,489

Automatic Deferred Compensation Plan

Name	Executive Contributions in Last FY (1)	Company Contributions in Last FY (1)	Earnings in Last FY (2)	Withdrawals / Distributions	Balance at Last FYE

Dustan E. McCoy	$277,425	$55,485	$139,571	$ -	$2,276,140
Peter B. Hamilton	-	-	-	-	-
B. Russell Lockridge	-	-	-	-	-
Andrew E. Graves	-	-	-	-	-
Alan L. Lowe	-	-	-	-	-
Peter G. Leemputte	-	-	-	-	-

(1)	100 percent of the amount for each NEO in this column is reported in the Summary Compensation Table.

(2)	Amounts in this column include above-market interest previously reported in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table.

Narrative to Non-Qualified Deferred Compensation Table

The Non-Qualified Deferred Compensation table presents amounts deferred in 2008 under the Elective Incentive Deferred Compensation, Restoration (non-qualified plan to provide for contributions in excess of IRS limits) and Automatic Deferred Compensation plans and includes previous deferrals.

Under the Elective Incentive Deferred Compensation Plan participants may defer up to 100 percent of BPP awards. Deferrals may be made as cash or stock. Cash deferrals are credited with earnings and losses based on the rate of return of mutual funds selected by the executive. The investment options mirror those of the qualified 401(k) plan and are managed by the participant in the same manner. Stock deferrals are valued on the same bases as Brunswick common stock and are credited with a 20 percent premium with a three-year vesting period. The Company has extended a voluntary one-time in-service withdrawal election afforded Internal Revenue Code Section 409A to those participants who maintain share balances. The election had to be received by the company no later than December 31, 2008 for release of shares no sooner than January 15, 2009. The election only pertained to amounts credited to a participant’s share balance. All other remaining balances will be distributed pursuant to the participant’s original election.

Under the Restoration Plan, participants may defer up to 40 percent of their base salary and BPP. Deferrals are credited with earnings and losses based on the rate of return of mutual funds selected by the executive. The investment options mirror those of the qualified 401(k) plan and are managed by the participant in the same manner. Brunswick contributes to this plan according to the following formula:

One dollar for every dollar contributed by the employee, up to 3 percent of annual pay, and 50 cents for every dollar on the next 2 percent, plus an annual variable profit sharing contribution up to 9 percent based on company performance.

The rate of return in 2008 for each fund and the NEOs who selected those funds in the Elective Incentive Deferred Compensation Plan and the Restoration Plan are indicated in the following table:

Fund	Rate of Return	McCoy	Hamilton	Lockridge	Graves	Lowe	Leemputte
Vanguard 500 Index Investor Shares	-37.02%				X		X
Brunswick ESOP Company Stock Fund	-25.57%				X	X
Brunswick Short Term Bond Fund	-0.64%	X		X		X	X
Morgan Growth Fund Investor Shares	-2.83%						X
Vanguard Prime Money Market Fund	0.28%			X
Royce Premier Fund	-28.29%						X
Vanguard Target Retirement Fund 2005	-1.86%
Vanguard Target Retirement Fund 2015	-3.35%
Vanguard Target Retirement Fund 2025	-4.42%
Vanguard Target Retirement Fund 2035	-5.30%
Vanguard Target Retirement Fund 2045	-5.33%
Vanguard Target Retirement Income Fund	-1.16%
Vanguard Total Bond Market Index	0.69%						X
Vanguard Total International Stock Index	-44.10%			X
Vanguard Wellington Fund	-3.07%
Vanguard Windsor II Fund	-5.97%						X

Under the Automatic Deferred Compensation Plan, participants are required to defer any annual earnings in excess of $1.5 million to protect the tax deductibility to the Company of such compensation under Section 162(m) of the Internal Revenue Code. Deferred cash equivalent balances are credited with (i) an interest rate equal to the greater of the prime rate at JP Morgan Chase plus 2 percent, or Brunswick’s short-term borrowing rate or (ii) returns on securities selected by the executive. If the executive has an election in place to defer SIP awards into stock, automatic deferrals are deferred as stock and credited with a 20 percent premium with a three-year vesting period.

Distributions of cash deferrals are made after the passage of six months post termination. Stock deferrals may be distributed upon vesting of the 20 percent premium, depending on the distribution election made at the time of the deferral election.

Other Potential Post-Employment Payments

Brunswick has entered into severance and Change in Control agreements with certain of its senior executives, including each of the NEOs, incorporated in the Terms and Conditions of Employment.

Agreements

Under an agreement with Brunswick dated September 18, 2006, as amended, Mr. McCoy is entitled to certain severance benefits if his employment is terminated by Brunswick other than for cause or disability. The agreement defines termination to include resignation by Mr. McCoy for Good Reason, including a Change in Control of Brunswick or other substantial changes in the terms and conditions of Mr. McCoy’s employment.

If a termination covered by the agreement occurs prior to a Change in Control, Mr. McCoy is entitled to a severance payment equal to two times the sum of (i) annual salary, (ii) targeted annual award under the BPP, and (iii) the Company’s profit-sharing, 401(k) match and other Company contributions made on his behalf to the Company’s tax-qualified and non-qualified defined contribution plans during the 12-month period prior to the date of termination. If the termination occurs after a Change in Control, Mr. McCoy is entitled to a severance payment equal to three times the sum of (i) annual salary, (ii) the larger of targeted annual award for the year of termination or the year in which the Change in Control occurs, (iii) most recent full-cycle target award under the Strategic Incentive Plan (except, however, should termination occur after December 31, 2010, Strategic Incentive Plan shall be excluded from the severance multiple), and (iv) the Company’s profit sharing, 401(k) match and other Company contributions made on his behalf to the Company’s tax-qualified and non-qualified defined contribution plans during the 12-month period prior to the date of termination. In addition to these severance payments, Mr. McCoy would be entitled to receive: any annual BPP award earned for the preceding year that had not yet been paid at the time of termination; and medical, dental, vision, and prescription coverage for up to two years (three years if there is a Change in Control). If termination occurs following a Change in Control, Mr. McCoy would fully vest in all outstanding stock options, stock appreciation rights, restricted stock unit awards and performance shares other than in the 2008 performance share award. With respect to the 2008 Performance share award, Mr. McCoy would vest in a pro-rata portion based on the number of days that have elapsed since the beginning of the performance period. All remaining shares would be forfeited. In addition, Mr. McCoy is entitled to a full gross-up for any excise tax on excess payments which exceed 110 percent of the safe harbor limit.

The definition of Change in Control includes: (i) the acquisition of 25 percent or more of the outstanding voting stock of Brunswick by any person other than an employee benefit plan of Brunswick; (ii) the failure of the incumbent Board of Directors to constitute a majority of Brunswick’s Board of Directors, excluding new directors who (a) are approved by a vote of at least 50 percent of the members of the incumbent Board of Directors and (b) did not join the Board following a contested election of directors; (iii) a merger of Brunswick with another corporation, other than a merger in which Brunswick’s shareholders receive at least 60 percent of the voting stock outstanding after the merger or a merger effected to implement a recapitalization of Brunswick in which no person acquires more than 25 percent of Brunswick’s voting stock and the Board of Directors is comprised of a majority incumbent directors; or (iv) a complete liquidation or dissolution of Brunswick or sale of substantially all of Brunswick’s assets.

The terms of the agreement require Mr. McCoy to consent to certain confidentiality, non-competition and non-solicitation provisions, and to execute a general release.

Brunswick’s other NEOs are entitled to severance and Change in Control benefits substantially similar to those described above for Mr. McCoy, except that after a Change in Control, benefits are paid only upon effective termination, and in the case of effective termination prior to a Change in Control, the multiplier used to determine severance benefits is one and one-half times (1.5x), and payout under the BPP is at the discretion of the Chairman and Chief Executive Officer. Mr. Hamilton is not entitled to severance benefits upon a termination prior to a Change in Control.

The terms of the agreement require the other NEOs to consent to certain confidentiality, non-competition and non-solicitation provisions, and to execute a general release. Furthermore, the agreements were recently amended to address requirements under Internal Revenue Code Section 409(A) and to expand the types of payments that the Company would be entitled to recover in the event of a violation of the restrictive covenants to include any severance payments received by the executive. The amendments are described earlier in this section under “Narrative to Summary Compensation Table and Plan-Based Awards Table – Amendments to Terms and Conditions of Employment.”

Payment Obligations Under Termination Scenarios

The following table indicates the Company’s payment obligations resulting from effective termination before and after a Change in Control. For purposes of the estimated payments following the table, a December 31, 2008, termination date is assumed.

	Termination prior to Change in Control		Termination after Change in Control
Payment equal to multiple of Base Salary, BPP and Defined Contribution plan contributions	X	(1)	X	(2)
Payment equal to multiple of SIP			X	(3)
Stock Options/SARs			X	(4)
RSUs			X	(5)
Performance Shares			X	(5)
Benefits (6)	X		X

(1)	Payment is two times the sum of salary, BPP and defined contribution plan contributions for Mr. McCoy and one and one-half times the salary and defined contribution plan contributions for the other NEOs. The amounts payable to each NEO are:

McCoy	Hamilton	Lockridge	Graves	Lowe
$4,784,498	$ -	$607,182	$660,344	$491,868

Payment of BPP for NEOs other than Mr. McCoy is at the discretion of the Chairman and Chief Executive Officer and would represent the following amounts if paid at target:

Hamilton	Lockridge	Graves	Lowe
$ -	$359,000	$390,000	$289,000

(2)	Payment multiple is three times for all NEOs. The amounts payable to each NEO would be as follows:

McCoy	Hamilton	Lockridge	Graves	Lowe
$7,176,747	$3,252,594	$2,291,364	$2,490,687	$1,850,736

(3)	Payment multiple is three times for all NEOs. These amounts are only applicable to termination of employment prior to December 31, 2010. After that date, SIP is excluded from the severance multiple. The amounts payable to each NEO would be as follows:

McCoy	Hamilton	Lockridge	Graves	Lowe
$3,261,600	$1,471,250	$807,750	$877,500	$650,250

(4)	All unvested stock options/SARs immediately vest. The values of each NEO’s unvested holdings as of December 31, 2008, using that day’s closing price of $4.21/share, are as follows:

McCoy	Hamilton	Lockridge	Graves	Lowe
$ -	$62,000	$ -	$ -	$ -

(5)	All unvested RSUs immediately vest. Mr. McCoy’s 2006 and 2007 Performance Share grants immediately vest at maximum (130% of target) performance. The 2008 Performance Shares for Mr. McCoy and each of the other NEO’s immediately vest on a pro-rata basis. The values of each NEO’s unvested holdings as of December 31, 2008, that is accelerated under a Change in Control, using a market price of $4.21/share, are as follows:

McCoy	Hamilton	Lockridge	Graves	Lowe
$762,460	$84,200	$57,077	$62,908	$90,551

(6)	Each of the NEOs is entitled to Company-provided continuation of benefits for the NEOs and eligible dependents, on substantially the same terms of such coverage that are in existence immediately prior to the NEO’s date of termination, until the earlier of: (A) the date on which the NEO becomes employed by another employer, or (B) the end of the NEO’s severance period (which is 24 months for the Chairman and Chief Executive Officer and 18 months for the other NEOs in the case of termination prior to a Change in Control, and 36 months for all NEOs in the case of termination following a Change in Control); provided, however, that such coverage shall run concurrently with any coverage available to the NEO and eligible dependents under COBRA; and provided further, that the NEO shall immediately notify the Company if he becomes covered under Medicare or another employer’s group health plan, at which time the Company’s provision of medical coverage for the NEO and eligible dependents at the subsidized rate will cease.

The estimated present value of these benefits provided during the severance period, based on current COBRA rates, is as follows:

	McCoy	Hamilton	Lockridge	Graves	Lowe
Severance	$24,708	$ -	$13,696	$18,771	$19,101
Change in Control	$37,062	$33,500	$27,392	$37,542	$38,202

(7)	If any element of compensation or benefit provided to any NEO as a result of a Change in Control constitutes an “excess parachute payment” and subjects such NEO to the excise tax pursuant to Section 4999 of the Internal Revenue Code, then the payment shall be grossed up to cover the excise tax and any additional income tax attributable to the excise tax gross-up. If it is determined that the aggregate amount of the payment that would be payable to the NEO does not exceed 110 percent of the safe harbor limit (amount that could be paid to the NEO without giving rise to any liability for excise taxes) no excise tax gross-up shall be made, and the payment to the NEO shall be reduced to the largest amount which would not cause any excise taxes to be payable by the NEO.

Had a termination occurred on December 31, 2008, as a result of a Change in Control, the following additional gross-up payments would be required:

McCoy	Hamilton	Lockridge	Graves	Lowe
$4,463,086	$ -	$ -	$1,579,071	$1,040,480

DIRECTOR COMPENSATION

Director Compensation Table

The table below summarizes the Compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2008.

Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Non- qualified Deferred Compensation Earnings (6)	All Other Compensation (7)	Total
Nolan D. Archibald	$107,510	$27,341	-	-	-	$52,550	$187,401
Anne E. Bélec	$24,999	$9,023				$ 5,502	$39,524
Jeffrey L. Bleustein	$107,505	$16,600	-	-	-	$14,587	$138,692
Michael J. Callahan	$117,509	$16,600	-	-	-	$ 1,426	$135,535
Cambria W. Dunaway	$99,998	$16,600	-	-	-	$25,268	$141,866
Manuel A. Fernandez	$120,005	$28,618	-	-	-	$28,189	$176,812
Graham H. Phillips	$99,998	$16,600	-	-	-	$ 1,983	$157,489
Ralph B. Stayer	$110,004	$27,595	-	-	-	$19,890	$155,920
J. Steven Whisler	$99,998	$16,600				$21,388	$137,936
Lawrence A. Zimmerman	$120,005	$28,618	-	-	-	$ 7,297	$155,920

(1)	Dustan E. McCoy, the Company’s Chairman and Chief Executive Officer, is not included as he was an employee of the Company and received no additional compensation for his service as a director. The compensation received by Mr. McCoy as an employee of the Company is shown in the Summary Compensation Table.

(2)	Amounts in this column reflect 2008 annual fees earned by each non-employee director. The following table shows the amount of fees that each director elected to receive in the form of Common Stock rather than cash. As explained further below, directors may elect to take their cash fees in the form of currently distributable Common Stock (at market value) or deferred Common Stock (with a 20 percent premium).

Name	Fees Paid in Common Stock
Nolan D. Archibald	$107,510
Anne E. Bélec	$ 12,499
Jeffrey L. Bleustein	$ 53,755
Michael J. Callahan	$ 58,759
Cambria W. Dunaway	$ 49,998
Manuel A. Fernandez	$120,005
Graham H. Phillips	$ 49,998
Ralph B. Stayer	$110,004
J. Steven Whisler	$ 49,998
Lawrence A. Zimmerman	$120,005

(3)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year in accordance with FAS 123R. Amounts in this column include both the 2008 annual RSU grants and, for directors who have elected to receive a portion of their fee in deferred Common Stock, the portion of any such grant of deferred Common Stock that is attributable to the 20 percent premium that is applied in determining the size of all such grants. For assumptions used in the valuation of such awards, see Note 16 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The grant date fair value of awards in this column is as follows:

Name	Grant Date Fair Value of 2008 Annual RSU Grant	Grant Date Fair Values of Shares Attributable to 20% Premium Applied to Deferral of Fees
Nolan D. Archibald	$16,600	$10,741
Anne E. Bélec	$9,023
Jeffrey L. Bleustein	$16,600	-
Michael J. Callahan	$16,600	-
Cambria W. Dunaway	$16,600	-
Manuel A. Fernandez	$16,600	$12,018
Graham H. Phillips	$16,600	-
Ralph B. Stayer	$16,600	$10,995
J. Steven Whisler	$16,600	-
Lawrence A. Zimmerman	$16,600	$12,018

The following table discloses certain additional information with respect to stock awards to non-employee directors:

Name	Aggregate Number of Stock Awards Outstanding at December 31, 2008
Nolan D. Archibald	4,217
Anne E. Bélec	762
Jeffrey L. Bleustein	4,217
Michael J. Callahan	4,217
Cambria W. Dunaway	2,599
Manuel A. Fernandez	4,217
Graham H. Phillips	4,217
Ralph B. Stayer	4,217
J. Steven Whisler	1,540
Lawrence A. Zimmerman	3,400

(4)	This column is not applicable because non-employee directors do not receive options.

(5)	This column is not applicable because non-employee directors do not participate in any non-equity incentive plans.

(6)	This column is not applicable because non-employee directors do not participate in any defined benefit or actuarial pension plans (including supplemental plans) or receive any dividends on deferred compensation.

(7)	The amounts shown in this column include the value of the following perquisites and benefits provided to directors:

Product Program:  The incremental cost to Brunswick of products provided during the Company’s fiscal year ended December 31, 2008, and gross-ups for taxes incurred during the Company’s fiscal year ended December 31, 2007 and paid during the Company’s fiscal year ended December 31, 2008, are as follows:

Name	Product Cost	Gross-up
Nolan D. Archibald	$15,000	$8,268
Anne E. Bélec	$5,502	-
Jeffrey L. Bleustein	$7,182	$1,521
Michael J. Callahan	-	-
Cambria W. Dunaway	$2,854	$7,725
Manuel A. Fernandez	$11,999	$3,536
Graham H. Phillips	-	$1,308
Ralph B. Stayer	$6,411	$6,659
J. Steven Whisler	$12,591	$2,698
Lawrence A. Zimmerman	-	$6,739

Other Perquisites and Benefits:  In addition to the availability of the product program described above, Ms. Dunaway and Messrs Archibald, Bleustein, Fernandez, Stayer and Whisler took advantage of Brunswick’s boat leasing program for directors that allowed them to lease boats without additional charges during 2008. Brunswick paid a life insurance premium for Mr. Callahan under a former group insurance policy.

Narrative to Director Compensation Table

Annual Fee and Deferred Stock Awards.  Directors who are not employees are entitled to an annual fee of $100,000. The presiding director and the director who is the chairman of the Audit Committee are entitled to an additional fee of $20,000 each, and the other members of the Audit Committee are entitled to an additional fee of $10,000 due to the increased time commitment required of those directors. The director who chairs the Human Resources and Compensation Committee also is entitled to an additional annual fee of $10,000. The directors who chair the Finance and Nominating and Corporate Governance Committees are entitled to an additional annual fee of $7,500 each. Each director who serves on more than one committee is entitled to an additional annual fee of $7,500, unless the director already receives additional fees for serving on both committees. One-half of each director’s annual fee, including additional annual fees, is paid in Brunswick Common Stock, the number of shares of which is determined by the closing price of Brunswick Common Stock on the date of the award. The receipt of these shares may be deferred until a director retires from the Board. Each director may elect to have the remaining one-half paid as follows:

•	In cash;

•	In Brunswick Common Stock distributed currently; or

•	In deferred Brunswick Common Stock with a 20 percent premium.

For directors who elect to receive deferred Brunswick Common Stock, the number of shares to be received upon retirement is determined by multiplying the cash amount by 1.2, then dividing that amount by the closing price of Brunswick Common Stock on the date of award.

Each non-employee director is also entitled to an annual grant, on the date of the Annual Meeting, of 1,000 Restricted Stock Units (RSUs), deferred until the director retires from the Board. A director joining the Board during the course of a year is entitled to a pro rata number of RSUs. For purposes of calculating a pro rata RSU grant, a director begins to receive credit for serving on the Board in the first calendar quarter that commences after the date on which the director joined the Board.

Stock Ownership Guidelines.  In February 2003, the Board of Directors adopted stock ownership guidelines for non-employee directors. By April 30, 2006, each non-employee director who was a director as of February 2003 must have owned at least 10,000 shares of Brunswick Common Stock, and by April 30, 2008, each non-employee director who was a director as of February 2003 must own at least 20,000 shares of Brunswick Common Stock. A new non-employee director will be expected to meet these levels of stock ownership within three and five years, respectively, of the date on which service as a director begins. For the purpose of satisfying the guidelines, deferred stock awards are included.

Brunswick Product Program.  Directors are encouraged to use Brunswick products to enhance their understanding and appreciation of Brunswick’s business. Directors may receive Brunswick products with an aggregate value of up to $15,000 annually. The value of the products is included in the directors’ taxable income, and Brunswick reimburses directors for applicable tax liability associated with the receipt of products. In addition, directors may lease boats from Brunswick at no charge except for the payment of applicable taxes, and all or a portion of a director’s $15,000 product allowance may be applied to defray those taxes. Directors also may purchase Brunswick products at reduced prices.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Brunswick’s directors, executive officers and any persons who own more than 10 percent of Brunswick Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Based on a review of the copies of such forms furnished to the Company and written representations from the Company’s directors and executive officers, the Company believes that all forms were filed in a timely manner during 2008, with the exception of the following:

•

On October 28, 2008, Kevin Grodzki, Vice President, reallocated his holdings in the Brunswick Restoration Plan and acquired 2,209 shares of common stock. Due to an administrative error, the change in Mr. Grodzki’s ownership of common stock was not timely reported. Upon discovery of the error, a Form 4 was filed.

•

On November 10, 2008, Andrew Graves, Vice President, reallocated his holdings in the Brunswick Restoration Plan and acquired 13,774 shares of common stock. Due to an administrative error, the change in Mr. Graves’ ownership of common stock was not timely reported. Upon discovery of the error, a Form 4 was filed.

•

On December 12, 2008, Ralph Stayer, one of the Company’s directors, purchased 18,000 shares of common stock on the open market. Due to an administrative error, the acquisition of common stock was not timely reported. Upon discovery of the error, a Form 5 was filed.

REPORT OF THE AUDIT COMMITTEE

To the Shareholders of Brunswick Corporation:

The following is the report of the Audit Committee with respect to Brunswick’s audited financial statements for the fiscal year ended December 31, 2008.

Overview of Audit Committee Function

The Audit Committee oversees Brunswick’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

Audit Committee Charter

The Audit Committee operates pursuant to a written charter, a copy of which is available at www.brunswick.com/_media/pdfs/1197577227AuditCommitteeCharter.pdf.

Independence of Audit Committee Members

The Board of Directors has determined that all members of the Audit Committee are independent, within the meaning of the New York Stock Exchange Listed Company Manual.

Review with Management

The Audit Committee has reviewed and discussed Brunswick’s audited financial statements with management.

Review and Discussions with Independent Auditors

The Audit Committee has discussed with Ernst & Young LLP (“Ernst & Young”), Brunswick’s independent registered public accounting firm for the fiscal year ended December 31, 2008, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, other professional standards, and regulatory requirements currently in effect. Statement on Auditing Standards No. 61 requires an auditor to discuss with the Audit Committee, among other things, the auditor’s judgments about the quality, not just the acceptability, of the accounting principles applied in the company’s financial reporting.

The Audit Committee has also received the written disclosures and the letter from Ernst & Young required by applicable Public Company Accounting Oversight Board requirements regarding receipt of the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence from Brunswick. The Audit Committee has also reviewed the non-audit services provided by Ernst & Young and considered whether the provision of those services was compatible with maintaining Ernst & Young’s independence.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to Brunswick’s Board of Directors that the audited financial statements be included in Brunswick’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Submitted by the Members of the Audit Committee of the Board of Directors

Lawrence A. Zimmerman (Chairman)

Michael J. Callahan

Ralph C. Stayer

PROPOSAL NO. 2: APPROVAL OF AMENDMENTS TO

BRUNSWICK CORPORATIONS 2003 STOCK INCENTIVE PLAN

On February 3, 2009, the Board of Directors (the “Board”) approved certain amendments to the Brunswick Corporation 2003 Stock Incentive Plan (the “2003 Plan”), including increasing the number of shares available for issuance under the 2003 Plan from 8,000,000 to 13,000,000 (the “Share Proposal”), as described more fully below under “Purpose of the Amendments.” The Human Resources and Compensation Committee of the Board of Directors (the “Committee”) approved additional amendments to the Plan (collectively, the “Amendments”) on March 13, 2009, pursuant to authority delegated to the Committee by the Board. Most of the Amendments are administrative in nature and are within the discretion of the Board of Directors and the Committee. The Share Proposal is subject to approval by the Company’s shareholders. If the Share Proposal is not approved by shareholders, Brunswick will continue to operate the 2003 Plan pursuant to its current provisions, as modified by the Amendments, other than the Share Proposal.

Purpose of the 2003 Plan.  The 2003 Plan was adopted by the Company’s shareholders at the 2003 Annual Meeting and is intended to provide incentives and rewards:

•	to support the execution of Brunswick’s business and human resource strategies;

•	to provide for the compensation of non-employee directors; and

•	to more closely align the interests of participants with those of Brunswick’s shareholders.

Purpose of the Amendments.  The Board of Directors approved the Amendments to more closely align with best practices and good corporate governance, as well as to increase the number of shares available for future issuances.

As of March 9, 2009, 512,567 shares of Brunswick Common Stock remained available for issuance under the 2003 Plan. The Share Proposal increases the aggregate number of shares reserved under the 2003 Plan from 8,000,000 to 13,000,000. Under the terms of the 2003 Plan, this number may be increased to the extent that awards previously made under the 2003 Plan are forfeited, cancelled, surrendered, paid in cash or expire unexercised.

Brunswick is recommending that shareholders increase the number of shares available under the 2003 Plan to a level that the Company believes will, on the basis of current assumptions, ensure that enough shares remain available for issuance under the 2003 Plan to fulfill the purposes of the Plan until the 2012 Annual Meeting.

Additional components of the Amendments provide that shares used to satisfy tax withholding or to pay for the exercise price will not go back into the share reserve pool and also modify the approach for counting shares used with respect to stock options and stock appreciate rights (“SARs”) (i.e., the Company will count the entire award against the share pool rather than net shares ultimately delivered). Although the Company had always granted stock options and SARs with a maximum term of 10 years, the Amendments clarify this position and also clarify the Company’s long-standing position that without shareholder approval it will not (i) decrease the exercise price of options or SARs, (ii) cancel options or SARs when the exercise price exceeds the fair market value of the underlying shares at a time when the award holder is entitled to receive any consideration for the cancellation or (iii) take any action that would be treated as a re-pricing of options or SARs for accounting purposes.

The Amendments also modify the award types that are eligible to be excluded from the 25 percent share limitation to grant full value awards (e.g., Restricted Stock, Restricted Stock Units or

Performance Shares). Specifically, Restricted Stock Units paid in lieu of deferred cash bonuses will now count towards the 25 percent limitation set forth in the 2003 Plan for granting full value awards.

Furthermore, the Amendments modify the definition of Change-in-Control to delete reference to a tender offer which may have resulted in accelerated vesting of awards even in the event of a tender offer that is not ultimately consummated.

The Amendments also remove the ability to accelerate the vesting of an award for circumstances of involuntary termination and clarify that no award under the 2003 Plan can be assigned or transferred for value without the approval of the Company’s shareholders. Finally, the Amendments provide that awards relating to a number of shares that is greater than the aggregate remaining available under the 2003 Plan may be outstanding, so long as those awards will not result in the delivery of more shares than are available under the 2003 Plan.

As explained in the report of the Human Resources and Compensation Committee, equity grants under the 2003 Plan for 2008 were weighted towards stock-settled SARs as the Company shifted away from historical time-vested restricted stock unit awards to better align the interests of award recipients with those of shareholders. Stock-settled SARs provide the same long-term incentives as stock options by rewarding recipients only if and to the extent that Brunswick shares appreciate in value, but with less dilutive effect on Brunswick’s shareholders.

In addition, in 2008 the Company granted a performance share award to select individuals to drive certain strategic initiatives over a three-year period, while also strengthening pay-for-performance and linkage to shareholders.

Given the limited number of shares that currently remain available under the 2003 Plan, coupled with the fact that most all outstanding options and SARs are underwater and of little or no retention value, the Board of Directors and Management believe it is important that the Share Proposal be approved in order to maintain the Company’s ability to attract and retain key personnel and continue to provide them with strong incentives to contribute to the Company’s future success.

Summary Description of the 2003 Plan.  The following description of the 2003 Plan is a summary and is qualified in its entirety by reference to the complete text of the 2003 Plan, which is attached as Appendix I to this proxy statement.

Participants.  All employees of Brunswick and its subsidiaries and non-employee directors of Brunswick are eligible to participate in the 2003 Plan and are eligible to receive awards. There are approximately 250 employees and 10 non-employee directors who are currently eligible to receive awards under the 2003 Plan.

Maximum Awards.  In the event that the Share Proposal is approved, there will be 13,000,000 shares reserved under the 2003 Plan in the aggregate. No more than 25 percent of the awards made under the 2003 Plan may be in the form of Restricted Stock, Restricted Stock Units (“RSUs”) or Performance Shares. The maximum number of shares of Brunswick Common Stock with respect to which stock options or stock-settled SARs may be granted during any calendar year to any individual is 1,000,000, subject to adjustment as described below.

Administration.  Except as otherwise determined by the Board of Directors or as described below, the 2003 Plan will be administered by the Human Resources and Compensation Committee. The Human Resources and Compensation Committee has the authority to establish rules and procedures for administering the 2003 Plan and to decide questions of interpretation or application of any provision of the 2003 Plan. The Human Resources and Compensation Committee has the authority to select employees who will receive awards under the 2003 Plan and to determine all of the terms and conditions of those awards, provided, however, that the Nominating and Corporate Governance Committee (the “Governance Committee”) has the authority to select non-employee directors to receive awards under the 2003 Plan and will determine all of the terms and conditions of each award granted to a non-employee director. Except as otherwise determined by the Board of Directors, the Governance Committee will exercise all the authority of the Human Resources and Compensation Committee under the 2003 Plan relating to awards granted to non-employee directors.

Each of the Human Resources and Compensation Committee and the Governance Committee may designate other persons to carry out its responsibilities with conditions and limitations as it may set, provided, however, that neither may delegate its power and authority with regard to the selection for participation in the 2003 Plan of persons who are executive officers or non-employee directors of Brunswick or decisions concerning the timing, pricing or amount of an award to any such person. Prior to a Change in Control (as defined in the 2003 Plan), the Human Resources and Compensation Committee may cancel any award for reasonable cause and may provide for the conditions and circumstances under which awards will be forfeited.

Under the 2003 Plan, no awards to employees shall be assignable or transferable except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Internal Revenue Code of 1986, as amended (the “Code”), or in accordance with guidelines established by the Human Resources and Compensation Committee, provided that no award shall be assignable or transferable for value without approval of the Company’s shareholders. Stock options and SARs have no dividend rights.

Awards.  In addition to incentive compensation, awards may also be made in tandem with or in lieu of current or deferred compensation. In addition to Brunswick Common Stock, the following types of awards and other Brunswick Common Stock-based awards may be granted under the 2003 Plan on a stand-alone, combination or tandem basis:

Stock Options.  A right to buy a specified number of shares of Brunswick Common Stock at a fixed exercise price during a specified time, provided that the exercise price of any option shall not be less than 100 percent of the fair market value of a share of Brunswick Common Stock on the date of grant of the option. The 2003 Plan defines fair market value as the closing price per share on the New York Stock Exchange Composite Transactions Tape on the relevant date. Stock options granted under the 2003 Plan are not intended to qualify as incentive stock options under Section 422 of the Code. Stock options may be exercised by payment of cash or shares of Brunswick Common Stock. No option shall be exercisable after the tenth anniversary of the date the option is granted.

Stock-Settled Stock Appreciation Rights.  A right to receive shares of Brunswick Common Stock with a value equal to the difference between the fair market value of a specified number of shares of Brunswick Common Stock on the exercise date and the base price of the SAR, provided that the base price of a SAR may not be less than 100 percent of the fair market value of a share of Brunswick Common Stock on the date of grant of the SAR. No SAR shall be exercisable after the tenth anniversary of the date the SAR is granted.

Restricted and Performance Shares.  A transfer of Brunswick Common Stock, subject to restrictions on transfer or other incidents of ownership, or subject to specified performance standards for specified periods of time.

Restricted and Performance Share Units.  A fixed or variable share or dollar denominated unit subject to conditions of vesting, performance and time of payment, which unit may be paid in Brunswick Common Stock, cash or a combination of both.

Other Brunswick Common Stock-Based Awards.  Other Brunswick Common Stock-based awards which are related to or serve a similar function as those awards described above.

Vesting.  The 2003 Plan provides that options and SARs cannot become exercisable earlier than the first anniversary of the grant date. Awards other than options or SARs that contain performance-related standards also cannot vest earlier than the first anniversary of the grant date, and those awards that do not contain performance-related standards cannot vest more quickly than ratably over the three-year period following the grant date. These vesting and exercisability conditions do not apply to awards to non-employee directors and awards granted in lieu of cash payments that would otherwise be paid without vesting or performance conditions. Additionally, the 2003 Plan permits the acceleration of exercisability and vesting or the deemed satisfaction of performance conditions in connection with a Change in Control or the death, disability or retirement of a participant.

Adjustments.  If there is a change in the capital structure of Brunswick as a result of any stock dividend or split, recapitalization, reorganization, merger, consolidation, spin-off or other similar corporate change, the Human Resources and Compensation Committee will make an adjustment in the number of shares of Brunswick Common Stock available for issuance under the 2003 Plan, the maximum number of shares that may be granted to any person during a calendar year, the number of shares covered by any outstanding award and the exercise price per share thereof.

In addition, if there is a Change in Control, reorganization, merger, consolidation, combination, repurchase or exchange of shares of Brunswick Common Stock or other similar transactions, the Human Resources and Compensation Committee may permit cash payments for the cancellation of awards, including a cash payment to the holders of options or SARs in an amount equal to the excess, if any, of the fair market value of the shares of Brunswick Common Stock subject to the option or SAR over the aggregate exercise price of such option or stock appreciation right, and cancel and terminate for no consideration any option or SAR having a per share exercise or base price equal to, or in excess of, the fair market value of the shares of Brunswick Common Stock subject to the option or SAR.

Amendments and Terminations.  The Board of Directors or the Human Resources and Compensation Committee may at any time amend, suspend or discontinue the 2003 Plan and, prior to a Change in Control, alter or amend any awards granted thereunder to the extent permitted by law. Any amendments, suspension, discontinuation or alteration may occur without the approval of the shareholders of Brunswick to the extent that the approval is not required by applicable law or regulation. Under these provisions, shareholder approval will not be required for all possible amendments that might increase the cost of the 2003 Plan. Brunswick may make amendments to any award as it deems necessary or desirable to avoid the imposition of taxes or penalties under Internal Revenue Code Section 409A. The 2003 Plan will remain effective until terminated by the Board of Directors.

U.S. Federal Income Tax Considerations.  The following discussion briefly summarizes the U.S. federal income tax consequences generally arising with respect to awards under the 2003 Plan. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences. A participant in the 2003 Plan is advised to seek independent tax advice with respect to the specific federal, state, local and other tax consequences of participation in the 2003 Plan.

Nonqualified Stock Options.  No income is recognized by a recipient of an option upon the grant of the option. Upon exercise of the option, compensation taxable as ordinary income (and subject to income tax withholding) will be realized by the recipient in an amount equal to the excess of the fair market value of the shares on the date of the exercise over the exercise price, and Brunswick will be entitled to a corresponding deduction. A subsequent sale of those shares will result in capital gain or loss measured by the difference between (i) the exercise price, increased by any compensation recognized by the recipient upon exercise of the option and (ii) the amount realized on the subsequent sale. Capital gain or loss will be long-term or short-term depending on how long the shares were held from the date the option was exercised. Brunswick will not be entitled to any deduction with respect to the amount recognized by the recipient as capital gain.

Stock-Settled SARs.  A recipient of stock-settled SARs will not recognize any taxable income upon the grant of the SARs. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) in an amount equal to the fair market value of any shares delivered by Brunswick upon exercise, and Brunswick will be entitled to a corresponding deduction. A subsequent sale of those shares will result in capital gain or loss measured by the difference between (i) the amount of compensation recognized by the recipient upon exercise of the stock appreciation right and (ii) the amount realized on the subsequent sale. Capital gain or loss will be long-term or short-term depending on how long the shares were held from the date the stock appreciation right was exercised. Brunswick will not be entitled to any deduction with respect to the amount recognized by the recipient as capital gain.

Restricted and Performance Shares.  A recipient of restricted or performance shares that are subject to restrictions or performance standards that constitute a substantial risk of forfeiture generally will be subject to tax at ordinary income rates (and subject to income tax withholding) at the time the restrictions on the restricted shares lapse, or the performance standards on the performance shares are satisfied, as applicable, in an amount equal to the excess of the fair market value of the shares at that time over the amount, if any, paid for the shares. However, the recipient may make an election to be taxed at the time the restricted or performance shares are granted (an “83(b) election”). If an 83(b) election is made, the recipient will recognize taxable income (and be subject to income tax withholding) on the date of grant equal to the excess of the fair market value of the shares at that time over the amount, if any, paid for the shares as if there were no restrictions or performance standards. The amount of ordinary income recognized by a recipient of restricted or performance shares generally is deductible by Brunswick as a compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. If the shares subject to an 83(b) election are subsequently forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes for the ordinary income recognized by the recipient with respect to the forfeited shares. If the terms of an award agreement provide that a recipient of restricted or performance shares will have the right to receive dividends, the amount of any cash dividends paid on restricted or performance shares for which an 83(b) election has not been made and before the restrictions lapse or the performance standards are satisfied, as applicable, will be treated as compensation taxable as ordinary income, rather than dividend income, and Brunswick will be entitled to a corresponding deduction.

A subsequent sale of shares previously subject to restrictions or performance standards that constitute a substantial risk of forfeiture will result in capital gain or loss measured by the difference between (i) the sum of the amount, if any, paid for the shares plus the amount of any compensation recognized by the recipient upon expiration or satisfaction of the restrictions or performance standards, or if an 83(b) election was made, at the time of grant and (ii) the amount realized on the subsequent sale. Capital gain or loss will be long-term or short-term depending on how long the shares were held. The holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires or the performance standards are satisfied, or if an 83(b) election was made, on the date of the grant. Brunswick will not be entitled to any deduction with respect to the amount recognized by the recipient as capital gain.

Restricted and Performance Units.  A recipient of restricted or performance units generally will be subject to tax at ordinary income rates (and subject to income tax withholding) at the time the units are settled in an amount equal to the excess of the sum of the cash and the fair market value of the shares distributed at that time over the amount, if any, paid for the shares. This amount is generally deductible by Brunswick as a compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. A subsequent sale of shares received upon settlement of any restricted or performance units will result in capital gain or loss measured by the difference between (i) the sum of the amount, if any, paid for the shares plus the amount of any compensation recognized by the recipient upon settlement of the units and (ii) the amount realized on the subsequent sale. Capital gain or loss will be long-term or short-term depending on how long the shares were held from the date the units were settled. Brunswick will not be entitled to any deduction with respect to the amount recognized by the recipient as capital gain.

Stock.  A recipient receiving unrestricted shares of Brunswick Common Stock will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time the Brunswick Common Stock is awarded in an amount equal to the excess of the then fair market value of the Brunswick Common Stock over the amount, if any, paid for the stock. This amount is generally deductible by Brunswick as a compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Other Brunswick Common Stock-based Awards.  The federal income tax consequences of other Brunswick Common Stock-based awards will depend on how the awards are structured.

New Plan Benefits under the 2003 Plan.  Because future awards under the 2003 Plan will be granted at the discretion of the Human Resources and Compensation Committee, the types, numbers, recipients, and other terms of such awards cannot be determined at this time.

Equity Compensation Plan Benefit Information

The following table provides information, as of December 31, 2008, regarding Brunswick Common Stock that may be issued under equity compensation plans currently maintained by Brunswick.

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))
Equity compensation plans approved by Shareholders (1)	8,132,915	(2)	$25.20	(3)	737,601	(4)

Equity compensation plans not approved by Shareholders (5)	63,180	(6)	$23.68		0

(1)	The following plans have been approved by Brunswick shareholders: the Brunswick Corporation 2003 Stock Incentive Plan, the Brunswick Corporation 1991 Stock Plan, the Brunswick Corporation 1994 Stock Option Plan for Non-Employee Directors and the 1995 Stock Plan for Non-Employee Directors.

(2)	Includes 6,420,467 shares of Brunswick Common Stock subject to outstanding options, 505,889 shares of Brunswick Common Stock subject to deferred obligations to issue shares of Brunswick Common Stock, 882,500 shares of performance share obligations to issue shares of Brunswick Common Stock and 324,059 shares of restricted stock and restricted stock unit obligations to issue shares of Brunswick Common Stock.

(3)	The weighed average exercise price was calculated solely with respect to outstanding stock options. Deferred and restricted stock obligations to issue shares of Brunswick Common Stock have been disregarded for purposes of calculating the weighted average exercise price because no exercise price is associated with those obligations.

(4)	All shares are available under the Brunswick Corporation 2003 Stock Incentive Plan.

(5)	The Brunswick Corporation 1997 Stock Plan for Non-Employee Directors has not been approved by shareholders.

(6)	Consists solely of outstanding stock options under the Brunswick Corporation 1997 Stock Plan for Non-Employee Directors. No future grants will be awarded under such plan.

The following table sets forth information regarding the outstanding stock options and SARs as of December 31, 2008 (all of which were outstanding under the 2003 Plan). In addition, as of such date there were outstanding a total of 324,059 unvested restricted stock units and shares of restricted stock, 505,889 shares of Brunswick Common Stock subject to deferred obligations and 882,500 outstanding performance shares.

OUTSTANDING AWARDS

(Shares in thousands)

Range of Exercise Prices	Options/ SARs Outstanding	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price
$3.37 – $19.92	3,186,659	8.01	$15.42

$19.9201 – $29.30	973,749	2.51	$23.48

$29.3001 – $39.56	1,598,114	6.64	$36.33

$39.5601 – $46.51	725,125	3.79	$46.02

Total	6,483,647	6.38	$25.20

The following table summarizes the grant activity for the three years ended December 31. As it relates to the Performance Shares awards, actual amounts paid will be based on achievement of performance criteria over the following three year period. Specifically for the 2008 award, the number of performance shares to be issued will be based on the Company’s performance against three key financial goals and the Company’s relative total shareholder return versus the S&P 500 as of the end of the performance period in 2010; provided, however, that no award will be earned if the Company’s stock price does not meet a minimum threshold as of the end of the performance period.

(in thousands)	2008	2007	2006
Granted
SARs	3,122	900	906
Performance Share Awards (1)	990	20	26
Other Nonvested Stock Awards	24	107	299

Total	4,136	1,027	1,231

(1)	No shares have vested with respect to any Performance Share Awards.

The following table lists each person named in the Summary Compensation Table, each director nominee, all current executive officers as a group, all current directors (other than executive officers) as a group, each associate of the foregoing persons, each other person who received at least five percent of the options under the 2003 Plan, and all current employees of the Company (other than executive officers) as a group, indicating, as of March 2, 2009, the aggregate number of options granted under the 2003 Plan to each of the foregoing since the inception of the plan in 2003. The fair market value per share of Brunswick Common Stock on March 2, 2009 was $2.82.

Name and Principal Position	Options Granted Under the 2003 Stock Incentive Plan From Plan Inception	Weighted Average Exercise Price
Dustan E. McCoy, Chairman and Chief Executive Officer and 5% Recipient	1,241,900	$19.53
Peter B. Hamilton, Senior Vice President and Chief Financial Officer	159,000	$16.08
B. Russell Lockridge, Vice President and Chief Human Resources Officer	155,300	$20.82
Andrew E. Graves, Vice President and President – US Marine & Outboard Boats	129,700	$17.66
Alan Lowe, Vice President and Corporate Controller	122,600	$23.21
Peter G. Leemputte, Former Senior Vice President and Chief Financial Officer	215,600	$25.36
Anne E. Bélec, Director and Director Nominee	0	$0.00
J. Steven Whisler, Director and Director Nominee	0	$0.00
Manuel A. Fernandez, Director and Director Nominee	0	$0.00
All Current Executive Officers as a Group (13 persons)	2,784,700	$19.50
All Current Directors (other than Executive Officers) as a Group (10 persons)	0	$0.00
Associates of Named Executive Officer, Directors and Director Nominees	0	$0.00
All Current Employees (other than Executive Officers) as a Group (374 persons)	2,512,750	$22.94

The Board of Directors

recommends a vote FOR this proposal.

PROPOSAL NO. 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young, independent registered public accounting firm, as auditors for Brunswick and its subsidiaries for its fiscal year ending December 31, 2009. The Board of Directors and the Audit Committee recommend that shareholders ratify the appointment of Ernst & Young as the independent registered accounting firm for Brunswick and its subsidiaries. If shareholders do not ratify the appointment, the Audit Committee will reconsider its selection. Ernst & Young has served as independent registered public accounting firm for Brunswick and its subsidiaries since 2002. Representatives of Ernst & Young will be present at the Annual Meeting and be afforded an opportunity to make a statement, if they desire to do so, and to respond to questions from shareholders.

The Board of Directors and the Audit Committee

recommend a vote FOR this proposal.

Fees Incurred for Services of Ernst & Young

Brunswick incurred the following fees for services rendered by Ernst & Young, Brunswick’s independent auditor, during the fiscal years ended December 31, 2008 and 2007:

Audit Fees:  The aggregate fees billed by Ernst & Young for professional services rendered for the audit of Brunswick’s annual financial statements for fiscal years 2008 and 2007, reviews of the financial statements included in Brunswick’s related Quarterly Reports on Form 10-Q during such fiscal years, registration statements and accounting and financial reporting consultations were $5,361,206 and $5,370,000, respectively.

Audit-Related Fees:  The aggregate fees billed by Ernst & Young for professional services rendered for audit-related activities for Brunswick for 2008 and 2007 were $125,000 and $120,000, respectively. Audit-related services principally include employee benefit plan audits.

Tax Fees:  The aggregate fees billed by Ernst & Young for fiscal years 2008 and 2007 for tax-related service, were $580,947 and $453,000, respectively. Such fees involved the following activities: tax compliance services and tax consulting services.

All Other Fees:  There were no fees billed by Ernst & Young for fiscal years 2008 and 2007 for services other than those described in the preceding paragraphs. All of the services described above were pre-approved by the Audit Committee.

Approval of Services Provided by Independent Registered Public Accounting Firm

The Audit Committee is responsible for pre-approving all audit and non-audit services to be provided by Brunswick’s independent registered public accounting firm. The Audit Committee has adopted a two-tiered approach toward granting such pre-approvals. Each year it approves an overall budget for specified audit and non-audit services, after which the Audit committee must pre-approve either (i) any proposed specified service that would result in total fees exceeding the budget, or (ii) any proposed service not specified in the budget.

SHAREHOLDER PROPOSALS

In order to be considered for inclusion in Brunswick’s proxy materials for its 2010 annual meeting, a shareholder proposal must be received at Brunswick’s principal executive offices at 1 N. Field Court, Lake Forest, Illinois 60045-4811 (fax no. 847-735-4433; e-mail corporate.secretary@brunswick.com) by November 25, 2009.

In addition, a shareholder may wish to have a proposal presented at the 2010 annual meeting, but not to have such proposal included in Brunswick’s proxy materials relating to that meeting. Brunswick’s By-laws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders, including proposed nominations of persons for election to the Board. A shareholder proposal or nomination intended to be brought before the 2010 annual meeting must be delivered to the Secretary between January 6, 2010 and February 5, 2010.

* * *

Brunswick encourages you to vote on the matters that will be presented to Brunswick shareholders at the Annual Meeting. Please vote as soon as possible so that your shares will be represented. You may vote by telephone or on the Internet by following the instructions on the Notice or, if you requested printed materials, by indicating your choices on the proxy card and dating, signing and returning it promptly in the envelope provided.

By order of the Board of Directors,

Lloyd C. Chatfield II

Secretary

Lake Forest, Illinois

March 25, 2009

APPENDIX I

BRUNSWICK CORPORATION 2003 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of the Brunswick Corporation 2003 Stock Incentive Plan is to provide incentives and rewards to (i) support the execution of the Corporation’s business and human resource strategies; (ii) provide for the compensation of Non-Employee Directors and (iii) more closely align the interests of Participants with those of the Corporation’s stockholders.

2.	Definitions

(a) “Award” includes, without limitation, shares of Stock, stock options, stock-settled stock appreciation rights, restricted and performance shares, restricted and performance units, dividend or equivalent rights, or other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock.

(b) “Award Summary” means a written summary setting forth the terms and conditions of each Award made under this Plan.

(c) “Board” means the Board of Directors of the Corporation.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e) “Committee” means the Human Resources and Compensation Committee of the Board, in the case of Awards to Employees, or the Corporate Governance Committee of the Board, in the case of Awards to Non-Employee Directors, or such other committee as the Board may designate from time to time to administer this Plan.

(f) “Corporation” means Brunswick Corporation, a Delaware corporation.

(g) “Employee” means an employee of the Corporation or a Subsidiary.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” means the closing price on the New York Stock Exchange Composite Transactions Tape on the relevant valuation date or on the next preceding date on which a closing price was quoted.

(j) “Non-Employee Director” means any member of the Board who is not an Employee.

(k) “Participant” means a person who has been granted an Award under this Plan.

(l) “Plan” means this Brunswick Corporation 2003 Stock Incentive Plan.

(m) “Stock” means the common stock, $0.75 par value, of the Corporation.

(n) “Subsidiary” means any corporation or other entity in which the Corporation has a proprietary interest of more than 50 percent by reason of stock ownership or otherwise.

3.	Eligibility

Employees and Non-Employee Directors selected by the applicable Committee are eligible to receive Awards.

4.	Plan Administration

(a) Except as otherwise determined by the Board or specifically set forth herein, this Plan shall be administered by the Committee. The Committee shall determine the terms of Awards granted to Employees and Non-Employee Directors. The Committee shall, subject to the terms of this Plan, establish rules and regulations it deems necessary or desirable for Plan administration.

(b) To the extent permitted by applicable law, the Committee may designate others to carry out its responsibilities; provided, however, that neither may delegate its power and authority to others with regard to the selection for participation in this Plan of a person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such person.

(c) The Committee shall have the authority at any time prior to a Change in Control (as defined in Section 12) to cancel Awards for reasonable cause and to provide for the conditions and circumstances under which Awards shall be forfeited.

(d) The Committee shall have authority to (i) interpret and construe the provisions of this Plan and the Award Summaries, and the application thereof, (ii) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (iii) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, (iv) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the terms and provisions of this Plan and any Award issued under this Plan (and any Award Summary or agreement relating thereto) and (v) make determinations pursuant to this Plan, which determinations shall be final, binding and conclusive on all persons.

(e) The members of the Board, the Committee, and any person to whom the Committee delegates any of its power and authority (i) shall not be liable for any action, omission, determination, interpretation or construction made in connection with this Plan in good faith, and (ii) shall be entitled to indemnification and reimbursement to the full extent permitted by applicable law, except as otherwise may be provided in the Corporation’s Certificate of Incorporation and/or By-Laws, as each may be amended from time to time, and under any directors’ and officers’ liability insurance that may be in effect from time to time.

5.	Stock Subject To Provisions Of This Plan

Subject to adjustment as provided in Section 10, the Stock subject to the provisions of this Plan shall be:

(a)	13,000,000 shares of Stock, which may be either authorized but unissued Stock or Stock held as treasury stock;

(b)	Shares of Stock available, as of the effective date of this Plan, for future grants of awards under the Brunswick Corporation 1991 Stock Plan (the “1991 Plan”), which shares upon the effectiveness of this Plan shall no longer be available under the 1991 Plan; and

(c)	Shares of Stock represented by Awards under this Plan, awards under the 1991 Plan or awards under the Corporation’s 1997 Stock Plan for Non-Employee Directors (the “1997 Plan”) which are cancelled, forfeited, surrendered, terminated, paid in cash (in whole or in part) or expire unexercised, or which are underlying an Award that is exercised or settled for fewer than the total number of shares of Stock underlying the Award.

The Committee may determine that Awards may be outstanding that relate to more shares of Stock than the aggregate remaining available under this Plan so long as Awards will not in fact result in delivery of shares of Stock in excess of the number then available under this Plan. Notwithstanding the foregoing, no shares of Stock that are surrendered or tendered to the Corporation in payment of the exercise price of an Award or any taxes required to be withheld in respect of an Award shall again become available to be delivered pursuant to Awards under this Plan.

The total number of shares of Stock with respect to which Awards other than stock options and stock-settled stock appreciation rights may be granted under this Plan shall not exceed twenty-five percent (25%) of the number of shares of Stock identified in Sections 5(a) and 5(b). The maximum number of shares of Stock with respect to which stock options or stock-settled stock appreciation rights, or any combination thereof, may be granted under this Plan during any calendar year to any person shall be 1,000,000. Upon exercise of a stock option or stock-settled stock appreciation right, each share of Stock with respect to which such stock option or stock-settled stock appreciation right is exercised shall be counted as one share of Stock against the maximum aggregate number of shares of Stock that may be delivered pursuant to Awards granted under this Plan as provided above, regardless of the number of shares of Stock actually delivered upon settlement of such stock option or stock-settled stock appreciation right.

6.	Awards Under This Plan

In addition to shares of Stock, the following types of Awards and other stock-based Awards may be granted under this Plan on a stand alone, combination or tandem basis:

(a) Stock Option.  A right to buy a specified number of shares of Stock at a fixed exercise price during a specified time, provided that the exercise price of any option shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant of the option. The exercise price of any option granted under this Plan may not be reduced or otherwise adjusted other than as provided in Section 10. No option shall be exercisable after the tenth anniversary of the date the option is granted.

(b) Stock-Settled Stock Appreciation Rights.  A right to receive shares of Stock with a Fair Market Value equal to the difference between the Fair Market Value of a specified number of shares of Stock on the exercise date and the base price of the stock appreciation right, provided that the base price of a stock appreciation right may not be less than 100 percent of the Fair Market Value of the Stock on the date of grant of the stock appreciation right. The base price of any stock appreciation right granted under this Plan may not be reduced or otherwise adjusted other than as provided in Section 10. No stock appreciation right shall be exercisable after the tenth anniversary of the date the stock appreciation right is granted.

(c) Restricted And Performance Shares.  A transfer of Stock to a Participant, subject to such restrictions on transfer or other incidents of ownership, or subject to specified performance standards for specified periods of time.

(d) Restricted And Performance Share Unit.  A fixed or variable share or dollar denominated unit subject to conditions of vesting, performance and time of payment, which unit may be paid in Stock, cash or a combination of both.

(e) Other Stock-Based Awards.  Other Stock-based Awards which are related to or serve a similar function to those Awards set forth in this Section 6.

In addition to granting Awards for purposes of incentive compensation, Awards may also be made in tandem with or in lieu of current or deferred compensation.

No Stock shall be issued pursuant to any Award unless consideration at least equal to the par value of the Stock has been received by the Corporation in the form of cash, services rendered or property.

7.	Award Summaries

Each Award under this Plan shall be evidenced by an Award Summary. Delivery of an Award Summary to each Participant shall constitute an agreement, subject to Section 4(d) and Section 9 of this Plan, between the Corporation and the Participant as to the terms and conditions of the Award.

8.	Other Terms and Conditions

(a) Assignability.  No Award shall be assignable or transferable except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or in accordance with guidelines established by the Committee, provided that no Award shall be assignable or transferable for value without approval of the Corporation’s stockholders.

(b) Rights As A Stockholder.  A Participant shall have no rights as a stockholder with respect to shares of Stock covered by an Award until the date the Participant or his nominee, guardian or legal representative is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date. For the avoidance of doubt, except as specifically set forth in Section 10, in no event may any stock option or stock-settled stock appreciation right granted pursuant to this Plan provide the holder thereof with the right to receive any dividends or equivalent rights, whether payable on a current or deferred basis.

(c) Withholding.  Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Stock, the Participant shall be required to pay in cash the amount of any taxes required to be withheld prior to receipt of such Stock, or alternatively, a number of shares of Stock the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment, in each case, as determined in the Committee’s discretion; provided, however, that the number of shares of Stock so deducted may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate.

(d) Vesting Policy.  The following vesting policy shall apply to Awards under this Plan:

i.	Any stock option or stock appreciation right may not become exercisable, in whole or in part, until the first anniversary of the date of grant.

ii.	Any Award, other than an Award of stock options or stock appreciation rights, that contains performance standards, may not vest, in whole or in part, before the first anniversary of the date of grant.

iii.	Any Award, other than an Award of stock options or stock appreciation rights that does not contain performance standards, may not vest faster than ratably over a three-year period commencing with the date of grant.

iv.	Vesting provisions established with respect to an Award will not be modified following the grant date except in accordance with sub-section (v) of this Section 8(d) below.

v.	The vesting provisions set forth in sub-sections (i) through (iv) of this Section 8(d) shall not apply to Awards to Non-Employee Directors or Awards to any Participant in lieu of a cash payment that would otherwise be paid to such Participant without vesting or performance conditions. This Section 8(d) also shall not preclude any Award under this Plan from providing for the acceleration of vesting or exercisability or the deemed satisfaction of performance conditions in connection with a Change in Control, or the death, disability or retirement of the Participant.

9.	Amendments

The Board or the Committee may alter, amend, suspend or discontinue this Plan at any time or at any time prior to a Change in Control (as defined in Section 12) alter or amend any or all Award Summaries granted under this Plan to the extent permitted by law. Any such action may be taken without the approval of the Corporation’s stockholders, but only to the extent that such stockholder approval is not required by applicable law or regulation, including, without limitation, applicable stock exchange rules. Notwithstanding anything to the contrary in this Plan, no option or stock appreciation right may (i) be amended to decrease the exercise or base price thereof, (ii) be cancelled at a time when its exercise or base price exceeds the Fair Market Value of the underlying shares of Stock if the holder thereof is legally entitled, at the time of cancellation, to receive any Award, award under any other equity-compensation plan or any cash payment as a replacement for the cancelled option or stock appreciation right or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such option or stock appreciation right, unless such amendment, cancellation, or action is approved by the Corporation’s stockholders. For the avoidance of doubt, an adjustment to the exercise price or base price of an option or stock appreciation right that is made in accordance with Section 10 below shall not be considered a reduction in exercise price or base price or “repricing” of such option or stock appreciation right.

10.	Recapitalization and Corporate Transactions

In the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure, the number and class of securities available under this Plan, the maximum number of securities available for Awards under this Plan, the number and class of securities subject to each outstanding stock option or stock appreciation right and the purchase price per security, the maximum number of securities with respect to which stock options or stock appreciation rights may be granted during any calendar year to any person, the number and class of securities subject to each outstanding Award, and the terms of each outstanding Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and stock appreciation rights without an increase in the aggregate purchase price; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. In furtherance of this authorization, with respect to outstanding Awards, upon the occurrence of an event constituting an “equity restructuring” as defined under Statement of Financial Accounting Standards No. 123R with respect to shares of Stock, each Participant shall have a legal right to the equitable adjustment of the Participant’s outstanding Awards, with the manner of such adjustment to be determined by the Committee as provided in this Section 10.

In the event that the Committee determines that any Change in Control, reorganization, merger, consolidation, combination, repurchase or exchange of shares of Stock or other securities of the Corporation, issuance of warrants or other rights to purchase shares of Stock or other securities of the Corporation, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then, in addition to the adjustments described above, the Committee may (a) make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, including, in the case of an outstanding option or stock appreciation right, a cash payment to the holder of such option or stock appreciation right in consideration for the cancellation of such option or stock appreciation right in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Stock subject to such option or stock appreciation right over the aggregate exercise price of such option or stock appreciation right, and (b) cancel and terminate any option or stock appreciation right having a per share exercise or base price equal to, or in excess of, the Fair Market Value of a share of Stock subject to such option or stock appreciation right without any payment or consideration therefor.

The decision of the Committee regarding any such adjustment or cancellation shall be final, binding and conclusive.

11.	No Right To Participation or Employment

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability or claim under this Plan, except as provided herein or in any Award Summary issued hereunder.

12.	Change In Control

The term “Change in Control” of the Corporation means a change in the beneficial ownership of the Corporation’s voting stock or a change in the composition of the Board which occurs as follows:

i.	any Person other than a trustee or other fiduciary of securities held under an employee benefit plan of the Corporation or any of its subsidiaries, is or becomes a beneficial owner, directly or indirectly, of stock of the Corporation representing 25 percent or more of the total voting power of the Corporation’s then outstanding stock and securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Clause (A) of paragraph (iii), below;

ii.	individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”), cease for any reason to constitute a majority thereof; provided, however, that any individual becoming a director whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least 75 percent of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

iii.

there is consummated a merger or consolidation of the Corporation (or any direct or indirect subsidiary of the Corporation) with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 75 percent of the combined voting power of the stock and securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of stock and securities of the Corporation representing more than 25 percent of the combined voting power of the Corporation’s then outstanding stock and securities; or

iv.	the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets other than a sale or disposition by the Corporation of all or substantially all of the assets to an entity at least 75 percent of the combined voting power of the stock and securities which is owned by Persons in substantially the same proportions as their ownership of the Corporation’s voting stock immediately prior to such sale.

As used in this Section 12, “Person” shall mean any person (as defined in Section 3(a)(9) of the Exchange Act, as such term is modified in Section 13(d) and 14(d) of the Exchange Act) other than (1) any employee plan established by the Corporation, (2) the Corporation or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation. “Beneficial Owner” shall mean beneficial owner as defined in Rule 13d-3 under the Exchange Act.

13.	Governing Law

To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the law of the State of Illinois.

14.	Supplemental Plans

The Board shall have the authority to adopt plans, supplemental to this Plan, covering Participants residing outside the United States.

15.	Savings Clause

This Plan is intended to comply in all aspects with applicable law and regulation. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

16.	Section 409A

It is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Notwithstanding any provision of this

Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Corporation reserves the right to make amendments to any Award as the Corporation deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Corporation nor any of its affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

17.	Effective Date and Term

This Plan was submitted to the stockholders of the Corporation for approval and was approved by the affirmative vote of a majority of the shares of Stock present in person or represented by proxy at the Corporation’s 2003 annual meeting of stockholders. This Plan became effective as of the date of such approval. An amendment to this Plan was subsequently submitted to the stockholders of the Corporation for approval and was approved by the affirmative vote of a majority of the shares of Stock present in person or represented by proxy at the Corporation’s 2006 annual meeting of stockholders. The amendment to this Plan to increase the number of shares of Stock authorized to be issued hereunder to the number set forth in Section 5(a) above will become effective upon approval of such increase by the affirmative vote of a majority of the votes cast on the proposed increase, provided that the total votes cast on the proposed increase represents over 50% in interest of all shares entitled to vote on the proposed increase. This Plan shall remain in effect until terminated by the Board.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 p.m. Eastern time on Tuesday, May 5, 2009. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Brunswick Corporation in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in the future.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 5:00 p.m. Eastern time on Tuesday, May 5, 2009. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Brunswick Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M11152	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRUNSWICK CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote “FOR” all nominees listed and “FOR” Proposals 2 and 3.
Vote On Directors		☐	☐	☐
1.	Election of Directors - Nominees:
Nominees:
01) Anne E. Bélec
02) J. Steven Whisler
03) Manuel A. Fernandez

Vote On Proposals							For	Against	Abstain
2.	Approval of the amendments to the Brunswick Corporation 2003 Stock Incentive Plan.						☐	☐	☐

3.

Ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

In their discretion, on such other business as may properly come before the meeting.

							☐	☐	☐
This proxy will be voted as directed by the shareholder. If no direction is made, this proxy will be voted for all of the Director-Nominees identified in Proposal 1 and “FOR” Proposals 2 and 3.
NOTE: Please sign exactly as name(s) appear(s) on this proxy card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full name.
For address changes and/or comments, please check this box and write them on the back where indicated.				☐
Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

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delivered to you electronically.
Call toll-free on a touch-tone phone in the
Go to Web site	U.S. or Canada
www.proxyvote.com	1-800-690-6903
Follow these three easy steps:	Follow these three easy steps:
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    Registered

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

M11153

Proxy

Solicited on behalf of the Board of Directors of

BRUNSWICK CORPORATION

The undersigned hereby appoints P.B. Hamilton, L.C. Chatfield II and J.L. Dressler, and each of them, as proxies with power of substitution, and hereby authorizes them to represent and to vote, in accordance with the instructions on the reverse side, all shares of Common Stock of Brunswick Corporation that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 6, 2009, or any adjournment thereof.

This proxy also provides voting instructions for shares held by Vanguard Fiduciary Trust Company, the trustee for the Brunswick Retirement Savings Plan and the Brunswick Rewards Plan, and directs such trustee to vote, as indicated on the reverse side of this card, any shares allocated to the account in these plans. The Trustee will vote these shares as you direct. The Trustee will vote allocated shares of the Company’s stock for which proxies are not received in direct proportion to voting by allocated shares for which proxies are received.

This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. This card should be voted, by mail, Internet or telephone, in time to reach the Company’s proxy tabulator, Broadridge, no later than 5:00 p.m. Eastern time on Tuesday, May 5, 2009, for all registered shares to be voted and no later than 5:00 p.m. Eastern time on Friday, May, 1, 2009, for the Trustee to vote the Plan shares. Individual proxy voting and voting instructions will be kept confidential.

Address changes/comments:

(If you noted any address changes/comments above, please mark corresponding box on the reverse side.)